UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SXC Health Solutions Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SXC HEALTH SOLUTIONS CORP.
NOTICE OF MEETING AND
PROXY CIRCULAR AND PROXY STATEMENT

April 2, 2012

Annual and Special Meeting of Shareholders

To Be Held
May 16, 2012

SXC HEALTH SOLUTIONS CORP.
2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3642
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of SXC Health Solutions Corp. (the “Company” or “SXC”) will be held at the St. Andrews Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, ON M5H 1J9 on May 16, 2012 at 4:30 p.m. (U.S. Eastern Daylight Savings Time) for the following purposes:

(a)	to receive the Annual Report of the Company which contains the consolidated financial statements of the Company for the fiscal year ended December 31, 2011 and the report of the auditors thereon;

(b)	to elect the seven director nominees named in the accompanying Proxy Circular and Proxy Statement;

(c)	to approve on an advisory basis named executive officer compensation, as disclosed in this Proxy Circular and Proxy Statement;

(d)	to appoint auditors and to authorize the directors to fix the auditors remuneration and terms of engagement; and

(e)	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The directors of the Company have fixed the close of business on March 19, 2012 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 16, 2012. The Proxy Circular and Proxy Statement and 2011 annual report to shareholders are available free of charge at www.proxyvote.com.

DATED at Lisle, Illinois, as of April 2, 2012.

BY ORDER OF THE BOARD
/s/ Clifford Berman

Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary
This proxy circular and proxy statement is being issued on behalf of management and the Board of Directors in connection with the Meeting scheduled for May 16, 2012. This Proxy Circular and Proxy Statement and accompanying proxy card are first being made available to shareholders on or about April 2, 2012. The terms “we,” “our,” and “the Company” throughout this proxy circular and proxy statement refer to SXC, and not the Board of Directors, or any of the Board of Director's committees.
Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares are voted at the Meeting, are requested to vote via the Internet, telephone or by requesting a proxy card to complete, sign, date and return by mail as instructed in the Proxy Card.
All instruments appointing proxies to be used at the Meeting or at any adjournment or postponement thereof must be deposited with the Company's registrar and transfer agent, Canadian Stock Transfer Company Inc., who acts as administrative agent for CIBC Mellon Trust Company/Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof or with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof.

PROXY CIRCULAR AND PROXY STATEMENT

SXC HEALTH SOLUTIONS CORP.
PROXY CIRCULAR AND PROXY STATEMENT
SOLICITATION OF PROXIES
April 2, 2012
This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by management (“Management”) and the Board of Directors (the “Board of Directors” or “Board”) of SXC Health Solutions Corp. (the “Company” “SXC”, “we”,“our” and “us”) for use at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Company to be held on May 16, 2012 at the time and place and for the purposes set forth in the Notice of Annual and Special Meeting of Shareholders (“Notice of Meeting”).
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”) and in accordance with (i) the decision of the Ontario Securities Commission dated March 8, 2012, as principal regulator on behalf of the securities regulatory authorities in each of British Columbia, Alberta, Saskatchewan, Manitoba, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador, granting the Company relief from the provisions of National Instrument 51-102 Continuous Disclosure Obligations and that require us to send a printed information circular to our registered shareholders in connection with the Meeting and the provisions of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101") that require intermediaries (as such term is defined in NI 54-101) to send a printed information circular to the beneficial owners of the Company's shares in connection with the Meeting; and (ii) the order of the Yukon Superintendent of Securities dated March 19, 2012 granted pursuant to the provisions of section 153 of the Business Corporations Act (Yukon), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Circular and Proxy Statement and the accompanying Proxy Card, and our Annual Report to Shareholders, to our shareholders over the Internet. The Notice of Internet Availability of Proxy Materials and this Proxy Circular and Proxy Statement under “Important Notice Regarding the Availability of Proxy Materials” below instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials and the Proxy Card also instruct you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials was first mailed on or before April 2, 2012 to all shareholders of record as of March 19, 2012 (the “Record Date”). The only voting securities of the Company are the common shares of the Company, no par value per share (the “common shares”), of which there were 62,753,190 shares outstanding as of the Record Date.
The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. The Company will also reimburse the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the proxy materials to the beneficial owners of common shares that are registered in the names of such persons. Payments will be made upon receipt of an appropriate invoice. The Company will furnish to such persons, upon request to the Company's Secretary, at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, (Tel. 800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9 (Tel. 867-668-5252) and without additional cost, additional copies of the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. Although SXC has not currently engaged a proxy solicitor in connection with the Meeting, SXC may elect to do so and, in such case, would pay a customary fee for these services.
Unless otherwise indicated, all dollar amounts in this document are in United States dollars. On September 2, 2010, the Company announced a two-for-one stock split effected by a stock dividend on the issued and outstanding common shares of the Company. On September 17, 2010, shareholders of record at the close of business on September 14, 2010 were issued one additional common share for each share owned as of that date. All share and per share data presented in this report have been adjusted to reflect this stock split. The information contained herein is provided as of April 2, 2012, unless otherwise noted.
IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS

The Company's Proxy Circular and Proxy Statement and Annual Report to Shareholders for registered holders and beneficial owners are available at www.proxyvote.com. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

PROXIES AND VOTING
Shareholders who are unable to attend the Meeting in person and who wish to have their common shares voted at the Meeting are requested to vote via the Internet or telephone or by requesting a Proxy Card to complete, sign, date and return by mail. Proxies must be deposited (i) with the Company's transfer agent and registrar, Canadian Stock Transfer Company Inc., who acts as administrative agent for CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof, in order for the common shares represented thereby to be voted at the Meeting or any adjournment or postponement thereof.

The common shares represented by any proxy will be voted for, against or withheld from voting with respect to the matters described herein in accordance with the instructions provided by the shareholder or any ballot that may be called for and if a shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. In the absence of any specification, such proxies will be voted FOR the election of directors, FOR the approval of the resolution to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in this Proxy Circular and Proxy Statement, and FOR the appointment of auditors.
The form of proxy also confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. The Company knows of no other matters to come before the Meeting other than matters referred to in the Notice of Meeting. If any matters which are not now known should properly come before the Meeting or if any amendments or variations to the matters referred to in the Notice of Meeting are presented for consideration at the Meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.
A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the Meeting other than the representatives of management and the Board of Directors designated in the form of proxy. The shareholder may exercise this right by inserting the name of the nominee in the space provided in the form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

Voting Procedures

A shareholder may vote “FOR” or “WITHHOLD” his or her vote relating to the election of a director or the appointment of the independent registered accounting firm. In the case of the vote for the approval, on an advisory basis, of the compensation of the Company's named executive officers, as described in this Proxy Circular and Proxy Statement, proxies may be marked “FOR” or “AGAINST”. By a non-binding advisory vote, a shareholder may (i) vote to approve the Company's executive compensation program, (ii) vote against the Company's executive compensation program or (iii) abstain from voting on the matter. Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail.

Brokers who are registered shareholders owning shares on behalf of beneficial owners are required under stock exchange rules to obtain the instructions of beneficial owners before casting a vote on certain matters. In the absence of such instructions the broker may not vote the shares on such matters, and such a situation is referred to as a “broker non-vote.” Broker non-votes are not treated as votes cast for purposes of these matters and will not have any impact on the outcome. It is expected that brokers will lack discretionary voting authority with respect to the election of directors and the proposal regarding the non-binding advisory vote on executive compensation, but will not lack discretionary voting authority with respect to the proposal regarding the appointment of the independent registered public accountants.

Quorum Requirement

The required quorum for the transaction of business at the Meeting is at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 33 1/3% of the Company's outstanding common shares entitled to vote at the Meeting. Common shares represented by proxies marked “WITHHOLD” or “ABSTAIN” and proxies returned as broker “non-votes” will be considered present for quorum purposes.

NON-REGISTERED HOLDERS
Only registered holders of common shares of the Company or the person(s) they appoint as their proxy holder are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a holder are not registered in the name of the holder (a “Non-Registered Holder”) but are rather registered either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the common shares or (b) in the name of a clearing agency (such as The Depository Trust Company or The Canadian Depository for Securities Limited) of which the Intermediary is a participant (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIF's, RESP's and similar plans). In accordance with applicable securities laws, the Company has distributed copies of the Notice of Internet Availability of Proxy Materials to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. Intermediaries are required to forward the Notice of Internet Availability of Proxy Materials to Non-Registered Holders.
If you are a Non-Registered Holder, and elect to vote via telephone or the Internet, your vote will be submitted to the Intermediary that holds your common shares. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope will be addressed to return your executed Proxy Card to your Intermediary. Shortly before the Meeting, each Intermediary totals the votes submitted by telephone, Internet or mail by the beneficial owners for whom it holds common shares, and submits a Proxy Card reflecting the aggregate votes of such beneficial owners. If you are Non-Registered Holder and wish to vote in person at the Meeting (or have another person attend and vote on your behalf), you must obtain a legal proxy issued in your name from the Intermediary that holds your common shares and bring such proxy to the Meeting and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

REVOCATION OF PROXIES
Any shareholder who has given a proxy may revoke it by (i) timely delivering a written revocation delivered to the Corporate Secretary, (ii) timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), (iii) attending the Meeting and giving the scrutineers for the Meeting notice that you intend to vote your shares in person or (iv) any other manner permitted by law. If your shares are held by an Intermediary, you must contact your Intermediary in order to revoke your proxy. You may notify the Corporate Secretary of your revocation, by depositing an instrument in writing executed by you or your attorney authorized in writing at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642 (Tel. 800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9, (Tel. 867-668-5252), to the attention of the Corporate Secretary, at least three business days preceding the day of the Meeting or any adjournment or postponement thereof.
SHAREHOLDER PROPOSALS FOR THE COMPANY'S 2013 ANNUAL MEETING

If you want to propose a matter for a vote by the Company's shareholders at the Company's 2013 Annual Meeting of Shareholders, you must send your proposal to the Company's Secretary at the following address: 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642. For proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company may omit your proposal from next year's Proxy Circular and Proxy Statement under applicable United States securities laws if it is not received by the Company's Secretary at the address noted above by December 2, 2012. For shareholder proposals submitted pursuant to section 138 of the Business Corporations Act (Yukon), the Company may omit your proposal from next year's proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by the Company's Corporate Secretary at the address noted above by February 9, 2012.
FINANCIAL STATEMENTS AND AUDITORS' REPORTS

At the Meeting, we will submit to you the Company's consolidated financial statements for the year ended December 31, 2011 and the related report of our auditors. No vote will be taken regarding the financial statements.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF
As of the close of business on March 19, 2012, SXC had 62,753,190 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder's name as at the close of business on the Record Date.
In accordance with the Business Corporations Act (Yukon), if a shareholder transfers ownership of any of their common shares after the Record Date, the transferee may be entitled to vote the common shares at the Meeting. To gain entitlement to vote those common shares, the transferee must produce properly endorsed common share certificates or otherwise establish that the transferee owns the common shares, and must demand not later than 10 days before the Meeting, or any shorter period before the Meeting that the by-laws of the Company may provide, that the transferee's name be included in the list of shareholders before the Meeting.
The following table sets forth certain information, as of March 19, 2012, concerning the persons or entities known to us to be beneficial owners of or exercise control or direction over more than 5% of the common shares as well as the number of common shares that our directors and executive officers directly or indirectly own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned set forth opposite their name. Percentage ownership is based on an aggregate of 62,753,190 common shares outstanding on March 19, 2012. Unless otherwise indicated, the business address of each shareholder listed below is SXC Health Solutions Corp., 2441 Warrenville Rd, Suite 610, Lisle, Illinois 60532.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned, Controlled or Directed	Percentage of Class Beneficially Owned, Controlled, or Directed
Principal Shareholders:
T. Rowe Price Associates, Inc.(1)	Common Shares	8,989,600	14.3%
100 E. Pratt Street, Baltimore, Maryland 21202
Wellington Management Company, LLP(2)	Common Shares	5,022,939	8.0%
75 State Street, Boston, MA 02109
FMR LLC.(3)	Common Shares	4,949,071	7.9%
82 Devonshire Street, Boston, MA, 02109
(1) This information is based upon the Schedule 13G/A filed by T. Rowe Price Associates Inc. with the SEC on February 13, 2012. T. Rowe Price Associates Inc. has reported therein that it has sole voting power over 1,845,700 common shares, which are included in its 8,989,600 common shares over which it retains sole dispositive power.
(2) This information is based upon the Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2012. Wellington Management Company, LLP has reported therein that it has shared voting discretion over 3,800,826 common shares, which are included in its 5,022,939 common shares over which it retains shared dispositive power.
(3) This information is based upon the Schedule 13G/A filed by FMR, LLC with the SEC on February 14, 2012. FMR, LLC has reported therein that it has sole voting power over 537,037 common shares, which are included in its 4,949,071common shares over which it retains sole dispositive power.

Name of Beneficial Owner	Title of Class	Shares	Aggregate Stock Option Grants Exercisable within 60 Days of March 19, 2012	Aggregate Restricted Stock Units that Vest within 60 Days of March 19, 2012	Total Shares Beneficially Owned	Total Percentage of Class
Peter J. Bensen	Common Shares	5,000	—	—	5,000	**
Steven D. Cosler	Common Shares	8,412	5,000	—	13,412	**
William J. Davis	Common Shares	15,612	10,000	—	25,612	**
Anthony R. Masso	Common Shares	5,612	17,000	—	22,612	**
Philip R. Reddon*	Common Shares	28,422	10,000	—	38,422	**
Curtis J. Thorne	Common Shares	5,612	16,000	—	21,612	**
Mark Thierer	Common Shares	91,926	17,725	—	109,651	**
Jeffrey Park	Common Shares	19,718	14,865	—	34,583	**
John Romza	Common Shares	158,231	128,612	—	286,843	**
Joel Saban	Common Shares	2,297	11,040	—	13,337	**
Cliff Berman	Common Shares	5,982	9,854	—	15,836	**
All executive officers and directors as a group as of March 19, 2012 (11 persons)	Common Shares	346,824	240,096	—	586,920	**

* Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds and which beneficially owns 28,422 common shares of the Company. Mr. Reddon disclaims beneficial ownership of these shares.
** Less than 1% owned.

MATTERS TO BE ACTED UPON AT THE MEETING

1.    Election of Directors

The articles of the Company provide that the Company shall have a minimum of three and a maximum of ten directors. The number of directors is currently set at seven. The directors elected at the Meeting will hold office until the close of the next annual meeting or until their successors are elected or appointed, whichever occurs first.
Pursuant to Yukon corporate law, there is a plurality vote standard for the election of directors to the Board. As there are seven nominees identified below and the Company's Board size has been set at seven, all of the nominees identified below will be elected to the Board unless additional nominees are proposed and one or more of such additional nominees receives a greater number of votes than one or more of the nominees identified below. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting. With respect to Mr. Thierer, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period he serves as Chief Executive Officer of the Company.
A shareholder may (i) vote for the election of a nominee or (ii) withhold his or her vote for the election of a nominee. Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.
The following table, the notes thereto and the professional biographies immediately following such table set forth, among other things, the names and respective municipalities of residence of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with the Company presently held by them and the date on which they were first elected or appointed as directors. The professional biography of each of the directors also contains information regarding some of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of the Company. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, the Company highly values the collective experience, qualifications, and perspectives of the directors. We believe that the collective experiences, qualifications and perspectives of our directors results in a Board with the commitment and energy to advance the interests of our shareholders.

Name	State or Province and Country of Residence	Principal Occupation	Date First Became a Director
Mark A. Thierer (1)	Barrington, IL, USA	Chairman and Chief Executive Officer of the Company	January 27, 2006
Steven Cosler(2)(3)(6)	Winter Park, FL, USA	Operating Partner, Water Street Healthcare Partners	August 1, 2007
Peter J. Bensen (3)(6)	Downers Grove, IL, USA	Corporate Executive Vice President and Chief Financial Officer, McDonald's Corporation	December 14, 2011
William J. Davis(4)(5)	Columbus, OH, USA	Chief Financial Officer, Allscripts Healthcare Solutions, Inc.	January 23, 2007
Philip R. Reddon(4)(5)	Burlington, Ontario, Canada	Managing Director, Covington Capital Corporation	May 17, 2006
Curtis Thorne(4)(5)	Nashville, TN, USA	President and Chief Executive Officer, MedSolutions, Inc.	September 17, 2007
Anthony Masso(3)(6)	Royal Oak, MD, USA	Independent Consultant	September 17, 2007
Notes:

(1)	Chairman of the Board of Directors.

(2)	Lead Independent Director of the Board of Directors.

(3)	Member of the Nominating Committee.

(4)	Member of the Corporate Governance Committee.

(5)	Member of the Audit Committee.

(6)	Member of the Compensation Committee.
Mark A. Thierer, 52, has been a director since January, 2006. Effective March 9, 2011, Mr. Thierer assumed his current role of Chairman and Chief Executive Officer ("CEO") of the Company. Previously, Mr. Thierer served as the President and Chief Operating Officer of the Company from September 2006 through June 2008 and President and CEO of the Company from June 30, 2008 through March 8, 2011. Prior thereto, Mr. Thierer was the President of Physicians Interactive, a former division of Allscripts, which provided online clinical education programs, from 2003 to 2006.
Prior to Allscripts, Mr. Thierer spent ten years with CaremarkRx, now CVS/Caremark, where he was a corporate officer and key executive in helping to build Caremark into a pharmacy benefits manager and specialty pharmacy company. In his most recent capacity at Caremark, Mr. Thierer served as the Senior Vice President, New Ventures, responsible for developing Caremark's growth strategy. Prior to that role, Mr. Thierer managed Caremark's retail network operations, trade relations, specialty pharmacy, marketing, field operations, and corporate account functions. Prior to Caremark, Mr. Thierer spent ten years with IBM, managing sales of healthcare information management solutions. Mr. Thierer holds a Bachelors degree in Finance from the University of Minnesota and a M.B.A. in Marketing from Nova Southeastern University in Florida. He also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School. Mr. Thierer is an active member of numerous industry associations. Mr. Thierer is also an advisor to the Jeffrey Pride Foundation for Pediatric Cancer Research.
The Board concluded that Mr. Thierer should continue to serve as a director of the Company because of his understanding of the operations of the Company and the industry in which it operates in part due to his role as the Company's Chairman and CEO and his many years of healthcare related experience.
Steven D. Cosler, 56, has been a director since August, 2007, and was appointed Lead Independent Director on March 9, 2011. Mr. Cosler is currently an Operating Partner at Water Street Healthcare Partners (“Water Street”), a Chicago-based private-equity firm focused exclusively on the healthcare industry. Mr. Cosler joined Water Street in 2006 and prior to that was President and Chief Executive Officer of Priority Healthcare Corporation (“Priority”), a publicly held specialty pharmacy and distributor that was acquired by Express Scripts in October, 2005. Mr. Cosler was employed by Priority from 1996 to 2005, where he held a number of increasingly senior roles, culminating in his appointment as President and Chief Operating Officer in 2001, and President and CEO in 2002, a position he retained until the acquisition.
Before joining Priority, Mr. Cosler held leadership positions at Coresource, Inc., a third party administrator managing healthcare services, and at IBM. Mr. Cosler sits on the board of several privately held healthcare companies including Healthplan Holdings, Access Mediquip, Inc. and New Century Health. He is a graduate of Purdue University with a Bachelors degree in Industrial Management.
The Board concluded that Mr. Cosler should continue to serve as a director of the Company in part due to his familiarity with investment banking as it relates to the healthcare industry as well as his knowledge of the healthcare industry from his prior work experience in the pharmaceutical industry.
Peter J. Bensen, 49, has been a director since December, 2011. The Nominating and Corporate Governance Committees engaged a third party search firm to recruit for his director position. Mr. Bensen has been a senior member of the financial team at McDonald's Corporation (“McDonald's”) (NYSE: MCD) since 1996, including serving as Corporate Senior Vice President-Controller from April 2007 through December 2007 and Corporate Vice President-Assistant Controller from February 2002 through March 2007, and has served as its Corporate Executive Vice President and Chief Financial Officer since January 2008. Prior to joining McDonald's, Mr. Bensen was a senior manager at Ernst & Young and is a member of the Board of Trustees for the John G. Shedd Aquarium. He is a graduate of St. Joseph's College with a Bachelors degree in Accounting.
The Board concluded that Mr. Bensen should continue to serve as a director of the Company in part due to his large-corporate leadership and significant financial experience.
William J. Davis, 44, has been a director since January, 2007. Mr. Davis is currently the Chief Financial Officer (“CFO”) of the Chicago-based healthcare information technology provider Allscripts Healthcare Solutions, Inc. (“Allscripts”) (NASDAQ: MDRX). Mr. Davis joined Allscripts as CFO in October, 2002, and is responsible for all of Allscripts' financial operations. Prior to joining Allscripts, Mr. Davis was the CFO of Lante Corporation, a technology consulting firm. Mr. Davis helped lead that company's initial public offering in February 2000 and its subsequent sale to SBI and Company in September, 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis earned a Bachelors degree in Accounting from the University of Cincinnati and a M.B.A. from Northwestern University.
The Board concluded that Mr. Davis should continue to serve as a director of the Company in part due to his familiarity with public company reporting responsibilities and complex corporate transactions as a result of his work experience as the CFO of Allscripts and Lante Corporation.
Philip R. Reddon, 46, has been a director since May, 2006. Mr. Reddon joined Covington Capital Corporation (“Covington”) in 2002, as Managing Director. His responsibilities include analysis of new investment opportunities for Covington and assisting in the management and monitoring of Covington's existing investments. Prior to joining Covington, Mr. Reddon spent six years at Bank of Montreal Capital Corporation (“BMO Capital”) as Managing Director for a private equity fund. He was head of the Technology Investment team, and served on the investment committee, which was involved in the investment and approval process for over 60 companies. In his role at BMO Capital, he served on the boards of eight investee companies. Prior to BMO Capital, Mr. Reddon spent six years with the Business Development Bank of Canada.
The Board concluded that Mr. Reddon should continue to serve as a director of the Company in part due to his experience in investment banking and financial services.
Curtis J. Thorne, 52, has been a director since September, 2007. Mr. Thorne is currently the President and Chief Executive Officer and serves on the Board of Directors of MedSolutions, Inc. (“MedSolutions”), a company focused on providing healthcare, cost management services to payers, including insurance companies, HMOs and state Medicaid programs. From 1998 to 2000, Mr. Thorne was its President and Chief Operating Officer. Prior to joining MedSolutions, Mr. Thorne was President and Chief Operating Officer of Adesso Specialty Services, a California-based specialty physician management company. Earlier in his career, Mr. Thorne held executive leadership positions at Cigna, The Travelers and Aetna where he developed and ran pharmacy benefit operations within the insurers. Mr. Thorne earned a M.B.A. from the Babcock School of Management at Wake Forest University and a Bachelors degree in Chemistry from the University of North Carolina.
The Board concluded that Mr. Thorne should continue to serve as a director of the Company in part due to his insight into operating a technology-driven healthcare company from experience as the chief executive officer of MedSolutions.
Anthony Masso, 70, has been a director since September, 2007. He has 35 years of experience in the healthcare industry. Mr. Masso retired as the President and Chief Executive Officer of Consortium Health Plans, Inc. (“Consortium”), a national coalition of 19 Blue Cross Blue Shield plans that is focused on building market share. He currently serves as Executive Advisor to Water Street Healthcare Partners. Prior to Consortium, Mr. Masso was President of StrongCastle LLC, a private consulting company that specializes in the implementation of strategic business plans for corporate clients from 2000 to 2003. Mr. Masso was also previously President of Litho Group, Inc., and Executive Vice President of Integrated Health Services, Inc from 1994 to 2000. Mr. Masso spent four years as Senior Vice President of the Health Insurance Association of America, where he planned and implemented a transformation of indemnity insurers into managed care networks. As Senior Vice President of Aetna Health Plans, Mr. Masso was responsible for the East Coast operations for all HMO and POS health plans.
The Board concluded that Mr. Masso should continue to serve as a director of the Company in part due to his knowledge of the healthcare industry through his experience as the Chief Executive Officer of a national coalition of Blue Cross Blue Shield Plans as well as his prior work experience in the consulting industry.
Executive Officers
Our executive officers, and their ages and positions are:

Name	Age	Office and Position Held
Mark A. Thierer	52	Chairman and Chief Executive Officer
Jeffrey Park	40	Executive Vice President and Chief Financial Officer
John Romza	56	Executive Vice President of Research and Innovation
Joel Saban	44	Executive Vice President, Pharmacy Operations
Clifford Berman	52	Senior Vice President, General Counsel and Corporate Secretary
Mark A. Thierer, 52, has served as our Chairman and Chief Executive Officer since March 9, 2011 and President and Chief Executive Officer since June 30, 2008. Information about Mr. Thierer's tenure with us and his business experience is presented above under “Matters to be Acted Upon at the Meeting - Election of Directors.”
Jeffrey Park, 40, has served as our CFO since March, 2006. Prior to his appointment, Mr. Park was a member of our Board of Directors and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm. Mr. Park, a Chartered Accountant, joined Covington in 1998. Prior to Covington, Mr. Park worked for IBM in several areas of their Global Services Organization.
John Romza, 56, has served as our Executive Vice President of Research and Innovation since January 2012 and Chief Technology Officer and Executive Vice President of Research and Development since June 2007. Mr. Romza is responsible for the software development, technical infrastructure, and operating activities of our processing centers. Mr. Romza has over 25 years of overall software development experience and 20 years of experience in developing software products for the pharmacy industry. Mr. Romza joined us as a result of our acquisition of ComCoTec in 2001, where he was Vice President, Research and Development.

Joel Saban, 44, joined the Company in June 2010 as our Executive Vice President, Pharmacy Operations. Mr. Saban is responsible for the mail and specialty operations. Prior to joining the Company in 2010, Mr. Saban was the Senior Vice President of Industry Relations at CVS/Caremark Corporation for 13 years. Prior to Caremark, Mr. Saban served as Director of Medical and Scientific Affairs for the Alzheimer’s Association.
Clifford Berman, 52, has served as our Senior Vice President, General Counsel and Corporate Secretary since March, 2008. Prior to joining SXC, he served as Division Counsel, Legal Regulatory and Compliance for Abbott Laboratories. Mr. Berman joined Abbott Laboratories in 2002. Prior to Abbott Laboratories, Mr. Berman worked for four years at Allscripts, where he served as Senior Vice President, General Counsel, and Chief Privacy Officer. Earlier in Mr. Berman's career he also held a number of positions over an eight year period with Caremark, Inc., including Vice President, Legal Services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction

In this Compensation Discussion and Analysis ("CD&A"), we address the compensation objectives, policies and practices relating to the 2011 compensation paid or awarded to our Named Executive Officers (“NEOs”). Our NEOs for 2011 were Messrs. Thierer, Park, Romza, Saban, and Berman.
Executive Summary
The Compensation Committee considers many factors when setting policies and practices for determining compensation to be paid or awarded to the Company's employees, including its executive officers. These factors are described in further detail later in this CD&A, but a fundamental element is linking pay to the performance of the Company and individuals. The Compensation Committee believes that this pay-for-performance culture further aligns objectives among the Company, its employees, and its shareholders.
The Company completed 2011 with its most successful year to date in terms of revenue, net income, and share value. Highlights of 2011 that were considered in the Compensation Committee's compensation decisions included the following:

•	Revenues increased 155% to $5.0 billion from $1.9 billion in 2010;

•	Net income increased 42% to $91.8 million from $64.7 million in 2010;

•	Diluted earnings per share increased 42% to $1.46 from $1.03 in 2010;

•	Key performance targets, set by the Compensation Committee, were met or exceeded throughout the year; and

•	As illustrated in the following chart, the Company experienced an overall increase in net income and share price of 99.1% and 109.3%, respectively, over the past three years;

Net Income and Share Value Increases
Based on the Compensation Committee's performance assessment of the Company's results and accomplishments in 2011 as described above, as well as considerations of the performance of the Company's peers, the overall economic environment, and competitive compensation trends in the marketplace, the Committee made the following compensation decisions with respect to our NEOs :

•
The 2011 annual NEO bonuses for Messrs. Thierer, Park, Romza, Saban and Berman were paid at 200%, 188%, 106%, 106% and 106% of target levels, respectively. As a result of the Company's 2011 performance, the annual bonus earned by Mr. Thierer, our Chairman and CEO, increased 71% as compared to the bonus he earned in 2010; and

•	Long-term incentive awards were granted in 2011 in a similar fashion to the 2010 long-term incentive awards, with a mixture of restricted stock units (“RSUs”), performance-based restricted stock units and stock option awards, to align the interests of the NEOs and our shareholders. Similar to the 2010 grants, a portion of the RSUs granted in 2011 are contingent on the Company meeting certain performance targets established by the Compensation Committee.
Compensation Philosophy and Objectives
The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. There are three main objectives of our executive compensation program: first, to maximize shareholder value over the long-term; second, to attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and third, to provide incentives and reward each executive for his or her contributions to the Company. In particular, the goals of our executive compensation program are to reward past performance, to provide incentives for future performance, and to align the executives' long-term interests with those of investors. The Compensation Committee believes that these objectives can best be accomplished by an executive compensation program that reflects the following four principles:

•
Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare services and healthcare information technology markets;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined Company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company's shareholders, as measured by increases in the value of the Company's shares; and

•
Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors, taking into consideration metrics such as, but not limited to, sales, gross margin and earnings per share (“EPS”) growth.

The following table describes each executive compensation element for 2011 and each element’s relationship to the executive compensation philosophy outlined above.

Compensation Element	Principles	Relationship to Compensation Philosophy
		Accountability and Rewarding Results	Alignment with Stockholder Interests	Attract and Retain
Base Salary	Establish a pay foundation at competitive levels to attract and retain talented executives.			X
Annual Incentive Awards
Designed to reward annual performance against pre-established targets. In 2011, these targets were revenue (including new sales) and operating income objectives, which the Compensation Committee determined to be measures of the Company’s performance that are meaningful to our stockholders.
		X	X	X
Long-Term Incentive Awards
Long-term incentive awards are designed to align the interests of our executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period. Since 2009, the vesting of long-term incentive awards have been tied to performance objectives designed to build a foundation for the long-term strength and performance of the Company.
		X	X	X
Other Compensation and Benefits
Executives are eligible to participate in health and welfare benefit plans generally available to other SXC employees. Deferred compensation programs are also available to executives for tax advantaged savings, along with an executive severance policy and competitive perquisites.
X
Minimum Ownership Guidelines
On March 6, 2012 the Compensation Committee adopted certain stock ownership guidelines to strengthen the alignment of interest between the Company's management and shareholders and further promote the Company's commitment to sound corporate governance. These guidelines apply to the Company's NEOs and non-employee directors and are determined as a multiple of the executive's annual then current base salary or the director's annual cash retainer, respectively. Such executives and directors are expected to own the Company's common shares valued in at least the following dollar amounts:

Title	Guideline
Chief Executive Officer	5 times annual base salary
Chief Financial Officer	4 times annual base salary
Other Named Executive Officers	3 times annual base salary
Non-Employee Directors	4 times annual cash retainers

While these represent minimum ownership guidelines, executives and directors are encouraged to own the Company common shares beyond these levels. The NEOs and non-employee directors will be required to achieve the applicable ownership guidelines within five years of commencement of employment as NEO with the Company or appointment to the Board, as applicable, and are expected to make continuous progress toward their respective ownership guidelines during such five-year period. Until such guidelines are achieved, executives and directors will be required to retain an amount equal to 50% of the net profit shares received from any equity awards. This retention ratio applies to net profit shares received upon: (i) the vesting of restricted stock awards, restricted stock unit (“RSU”) awards, performance-based RSU awards, and similar instruments expressed in stock units and payable in the Company's common shares or (ii) the exercise of stock options or stock appreciation rights (“SARs”) or similar instruments payable in the Company's common shares. "Net profit shares" are those shares that remain after deducting the exercise price, if applicable in the event of the exercise of options, and withholding taxes.
Our Compensation Committee
The Compensation Committee currently consists of Messrs. Cosler, Bensen, and Masso, with Mr. Cosler serving as the Chair. Each of Messrs. Cosler, Bensen, and Masso has significant experience in compensation matters as a result of their service as executive officers or advisors to various companies. The Compensation Committee's agenda and meeting calendar were determined by the Compensation Committee, with input as appropriate, from Mr. Thierer, the Chairman and CEO of the Company. At the request of the Compensation Committee, Mr. Thierer and Mr. Park, CFO of the Company, attended meetings of the Compensation Committee during 2011. At such meetings, Mr. Thierer made recommendations from time to time to the Compensation Committee regarding base salary levels, incentive compensation awards, and equity awards for the Company's executive officers other than himself. The CEO and CFO did not attend portions of the meetings relating to their compensation. In addition, the Compensation Committee invited the Company's independent compensation consultant to attend certain meetings of the Compensation Committee to discuss the design, implementation, and administration of long-term incentive, equity incentive, and deferred compensation plans. The Compensation Committee also meets regularly in executive sessions without the presence of any executive officers whose compensation is scheduled for discussion.
Compensation Consultant
The Compensation Committee engaged an external consultant, The Delves Group, to assist the Committee with compensation matters, including reviewing the Company's peer group and peer group benchmarking information, as well as performing an independent analysis of our executive compensation and director policies and practices. The Delves Group does not provide any other services to the Company.
The Delves Group advised the Compensation Committee with respect to the compensation arrangements for our executive officers and directors, and particularly provided advice with respect to our compensation practices in relation to the comparative peer group for the Company. The analysis of our executive compensation policies and practices provided by The Delves Group considered financial metrics for our peers, including market capitalization, various measures of profitability, and growth in the Company's share price. In order to prepare its analysis for the Compensation Committee, The Delves Group would meet from time to time with senior management.
In setting executive officer compensation levels, the Compensation Committee considered the comparative compensation analyses provided by The Delves Group, which included multiple market surveys, as well as peer group analysis, and then applied the collective experience and judgment of the Compensation Committee to such data (and the relative significance of the various comparative peer group components) to make compensation determinations. The market surveys used by The Delves Group included two general industry surveys and a technology industry survey. The market surveys included compensation information from 80 - 100 companies with annual revenues between $1 billion and $3 billion. The peer group used in assessing 2011 compensation was generated by The Delves Group, reviewed by management of the Company and approved by the Compensation Committee. The comparative information from the peer group was obtained by The Delves Group from publicly filed reports of each company in the comparative peer group, as well as from the compensation surveys noted above. At the request of the Compensation Committee, a representative of The Delves Group attended meetings of the Compensation Committee, apprised the Committee as requested on the progress of compensation surveys, and also provided competitive benchmarking regarding executive officer and director compensation levels, as well as long-term incentive plan design.
Role of Executives in Determining Compensation
The CEO annually determines performance objectives and reviews the performance of all NEOs. The performance objectives are based upon individual performance, business unit financial performance and overall Company financial performance and are approved by the Compensation Committee. The CEO prepares a self-assessment of himself and an assessment of all other NEOs and provides a recommendation regarding base pay increases, incentive compensation awards, and equity awards for each of the executive officers other than himself. Competitive market data is one factor used in determining recommendations for the other NEOs. In making recommendations, the CEO considers, among other factors, the Company's ability to replace the individual in the event of the executive's departure, size of the organization under the executive's control (including the number of employees, revenue and profitability under the executive's control), performance, and the amount received by others in relatively similar positions, and title, at our peer group companies. The competitive market data is used as a guide for compensation decisions and, the CEO and the Compensation Committee do not target compensation at any particular point against the peer group.
The recommendations submitted by the CEO are reviewed by the Compensation Committee. The Compensation Committee evaluates performance against the performance objectives and solicits feedback from the Board as it relates to the individual performance measures. The determination of compensation actions for all NEOs involves thorough processes that include Compensation Committee review and approval of compensation program design and practices, and in-depth discussions between the CEO and the Compensation Committee with respect to each NEO's performance. The recommendations submitted by the CEO are reviewed by the Compensation Committee and, based on such review, the Compensation Committee provides recommendations to the CEO for revisions. The Compensation Committee determines the compensation program for all NEOs and approves the total compensation package for each of the NEOs.

Peer Group Information

The CEO and the Compensation Committee use peer group data as a guide to ensure that our executive compensation program is competitive with the market place and to help us attract, retain and motivate our executives to increase the Company's long-term shareholder value. Peer group companies were selected based on a number of factors, including industry, number of employees, market capitalization, and product and services offerings. The Compensation Committee and the Company's management consider the list of peers prepared by The Delves Group and assess the information provided to determine if any modifications or amendments are needed to the peer group companies for compensation and performance comparison purposes.
The Compensation Committee utilized the ten companies below to establish the 2011 compensation base and to set targets for 2011 incentive compensation.

Peer Group for Fiscal Year 2011
Allscripts Healthcare Solutions, Inc.	Lincare Holdings, Inc.
BioScrip, Inc.	Magellan Health Services
Catalyst Health Solutions, Inc.	Omnicare, Inc.
Centene Corp.	Pharmerica Corp.
Emdeon, Inc.	Psychiatric Solutions, Inc.
Healthsouth Corp.
The peer group was updated for 2011 based on recommendations made by The Delves Group. The 2010 peer group was modified for 2011 to include companies in the healthcare services and technology industries, such as: Omnicare, Inc., Emdeon, Inc, Pharmerica Corp., and Lincare Holdings, Inc. In addition, Medco Health Solutions, Inc. and Express Scripts, Inc. were removed as these companies were viewed to be much larger and more complex than SXC.
The peer group was further updated in 2011, to derive recommendations for 2012 base compensation and incentive compensation targets.

Peer Group for Fiscal Year 2012
Amerigroup Corporation	Magellan Health Services
BMC Software, Inc.	NCR Corporation
Catalyst Health Solutions, Inc.	Omnicare, Inc.
Centene Corporation	Pharmerica Corp.
Cognizant Technology Solutions Corp.	Tenet Healthcare Corporation
CA, Inc.	Unisys Corporation
Cerner Corporation	Universal Health Services, Inc.
Healthsouth Corp.	Vanguard Health Systems, Inc.
Health Management Associates, Inc.
The peer group was updated for 2012 based on recommendations made by The Delves Group as the Company has outgrown the peer group used in the 2011 analysis. The 2011 peer group was modified for 2012 to include companies in the healthcare services and technology industries with a median revenue level of $4.5 billion, such as: Tenet Healthcare Corporation, Amerigroup Corporation, Universal Health Services, Inc., Health Management Associates, Inc., Vanguard Health Systems, Inc., NCR Corporation, Cognizant Technology Solutions Corp., CA, Inc., Unisys Corporation, BMC Software, Inc., and Cerner Corporation. In addition, Allscripts Healthcare Solutions, Inc., Lincare Holdings, Inc., Psychiatric Solutions, Inc., Emdeon and BioScrip, Inc were removed as these companies were viewed to be smaller or less complex than SXC.
The peer group considered companies in the healthcare services and technology industries that were of similar size measured by revenue, market capitalization and business complexity. The Company considers the above companies for purposes of compensation levels for its executives. Additionally, the Company uses the PBM industry participants such as Medco Health Solutions, Inc. and Express Scripts, Inc. when determining financial metrics, such as revenue, EPS and EBITDA, on which to base its compensation targets. While these companies may not be utilized in the peer group to set compensation levels, they are used in establishing metrics utilized to measure the Company's and executives' performance.
Elements of Compensation and Rationale for Pay Mix
A variety of compensation elements are used to achieve the Company's goals, including base salary, annual incentive compensation awards and equity awards, all of which are discussed below. In determining the amount and types of compensation awarded to the executives the Compensation Committee relies on its yearly assessment of the Company's performance and business judgment of the CEO and CFO, and, in turn, upon the CEO's assessment regarding the individual performance of the other NEOs and each NEO's impact on the Company's overall financial performance. Factors influencing the Compensation Committee's assessment include:

•	Our analyses of competitive compensation practices;

•	The Compensation Committee's subjective evaluation of the CEO and, based on input from the CEO, the CFO and other NEOs;

•
The Company's actual financial performance compared to internal plans and the role the individual executive played in and contributed to such plans, such as sales growth, gross margin, operating expenses and customer satisfaction;

•	Operational management, such as project milestones and process improvements;

•	The NEO's effectiveness in implementing and delivering the Company's operational and strategic goals established for the NEO at or around the beginning of the fiscal year;

•	The level of the NEO's responsibilities within the Company, along with the NEO's individual expertise, skills and knowledge;

•	Leadership, including developing and motivating employees, collaborating within SXC, attracting and retaining employees and personal development; and

•	Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to SXC.
We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee's judgment of these factors along with competitive market data from the peer group and each of the surveys used that form the basis for approving the total compensation package for each NEO. In determining total compensation packages for the Company's executives, the Compensation Committee considers each executive's current salary and previous year's bonus and the need to establish a balance between incentives for long-term and short-term performance.
Base Salaries
Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on Company profitability, competitive salaries, position, responsibility and individual qualifications and performance. A component of this review is a comparison of current salaries, against compensation data of those reported for comparable positions in the Company's peer group and each of the surveys used. The Compensation Committee also factors in internal salary levels within the Company, both with respect to other executive officers and senior employees. Base salaries may be adjusted at the Compensation Committee's discretion when competitive data indicates a significant market lag or in recognition of outstanding individual performance or an increase in the executive's functional responsibilities.
Based on the competitive analysis provided by The Delves Group, SXC's base salary levels for the CEO and CFO were below both the market median and the 75% percentile of market data in 2010. As such, based on the advice of the compensation consultant, competitive data, responsibility and individual performance, effective March 9, 2011, the Compensation Committee approved the following base salary increases for 2011: Mark Thierer - 70.6%, Jeff Park - 47.5%, John Romza - 11.1%, Joel Saban - 16.7% and Clifford Berman - 10.6%.
The salaries that the Company paid to each of the NEOs during fiscal 2011 are shown in the “2011 Summary Compensation Table.” Please see “Compensation Paid to Our NEOs in 2011” for a discussion of the annual salary paid to each of our NEOs.
Annual Bonus
Executives and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The Board of Directors, upon the recommendation of the Compensation Committee, determines the bonuses for the CEO and CFO and the Compensation Committee, upon the recommendation of the CEO, determines the bonuses for each of the other NEOs. The CEO's and CFO's bonuses are based on the Company's overall performance and financial results, including the Company's achievement of goals pertaining to revenue and earnings per share growth, as well as certain individual goals. These factors are weighted and then the Company's CEO's, and the CFO's fulfillment of these goals are evaluated. The bonuses for the other NEOs are also based on the Company's overall performance and financial results, as measured by revenue and adjusted earnings before interest, taxes, amortization and stock-based compensation expense (“Adjusted EBITDA”), as well as certain individual goals. In making its final determinations, the Compensation Committee determines how each NEO contributed to the Company's achievement of its goals as well as each NEO's fulfillment of his individual goals.
The CEO's and CFO's bonus opportunities are based on the achievement of (i) the Company's financial performance factors, which represents 80% of the bonus opportunity, and (ii) individual performance factors, which represents 20% of the bonus opportunity. The target and maximum bonus opportunities are pursuant to the CEO's and CFO's employment agreements. The threshold opportunities were set at 50% of the CEO's and CFO's target bonus.

		CEO Bonus Opportunity			CFO Bonus Opportunity
Measure	Weight	Threshold	Target	Max	Threshold	Target	Max
Earnings per share	45%	$163,125	$326,250	$652,500	$81,000	$162,000	$303,750
Revenue (1)	35%	126,875	253,750	507,500	63,000	126,000	236,250
Subjective goals	20%	72,500	145,000	290,000	36,000	72,000	135,000
Total	100%	$362,500	$725,000	$1,450,000	$180,000	$360,000	$675,000
(1) Included in the overall revenue goals is a component of new sales recorded and recognized during the year.
The EPS performance objectives set for 2011 ranged from $1.33 to $1.49 and the total revenue performance objectives ranged from $3.0 billion to $3.4 billion. Actual EPS (fully diluted) of the Company was $1.46 per share and total revenue was $5.0 billion during 2011. The EPS after adjusting for $2.5 million in acquisition related expenses incurred in connection with the closing of the Medmetrics, PTRX, SaveDirectRx and HealthTran acquisitions, was $1.49 during 2011. The revenue performance objectives include the consideration of both new sales, measured as new clients signed in 2011, as well as total revenue recognized in the year. Based on the Company's performance during 2011, the CEO and the CFO received payouts under the annual bonus plan equal to $1,450,000 and $675,000, respectively, representing payouts at 200% and 188%, respectively, of the target payout opportunity.
The other NEOs' cash incentive compensation is based upon: i) achievement of individual objectives (20%); and ii) the Company's achievement of financial targets (80%). The achievement of the Company's financial targets was based on revenue and Adjusted EBITDA. The performance objectives ranged from $3.3 billion to $3.7 billion and from $143 million to $168 million for revenue and Adjusted EBITDA, respectively. Actual revenue and Adjusted EBITDA in 2011 was $5.0 billion and $175.9 million, respectively.
Adjusted EBITDA is a non-GAAP measure that management believes is a useful supplemental measure of operating performance prior to interest income, interest expense and other expense, income taxes, depreciation, amortization and stock-based compensation expenses. Management believes it is useful to exclude these expenses as they are essentially fixed amounts that cannot be influenced by management in the short term. In addition, in 2011 management believed it was useful to exclude stock-based compensation as this is a non-cash expense. See Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for a reconciliation of the Company's reported net income to EBITDA and Adjusted EBITDA.
The Company met or exceeded all performance objectives for the year ended December 31, 2011, including total revenue, new revenue growth, EPS growth, and Adjusted EBITDA. The Company's performance resulted in the achievement of the maximum performance objectives with respect to the financial metrics. Moreover, individual objectives for the NEOs included retaining customers and ensuring a high level of satisfaction was delivered to those customers, leadership, the ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. The amounts paid to the NEOs under our annual bonus plan for 2011 are outlined in “Compensation Paid to our NEOs in 2011” and included in the 2011 Summary Compensation Table.
Long-Term Incentive Compensation
The Long Term Incentive Plan ("LTIP") allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, stock appreciation rights, restricted stock awards, RSUs, performance awards and other stock-based awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants.
The Compensation Committee engaged an external consultant, The Delves Group, to assist with structuring the 2011 LTIP grants for the Company. This review included analyzing the survey and peer data discussed above under “Compensation Consultant” and “Peer Group Information,” as well as considering the appropriate mix of stock options, time-based RSUs, and performance-based RSUs. The range and mix of long-term incentive compensation considered the total compensation of the NEOs and the Compensation Committee's desire to design compensation to promote our goal of pay for performance.
Performance-based awards are generally based upon the annual performance review process, which occurs in January through March of each year concurrently with the compilation of the corporate performance data. Each individual has a performance plan comprised of both individual and financial objectives, which are weighted during the review process. The assessments prepared by the CEO are used to determine any incentive compensation equity awards and to support any recommendations for long-term incentive grants. The Compensation Committee reviews the assessments and long-term incentive grants are awarded on a discretionary basis.
In March 2011, the Compensation Committee granted the NEOs' long-term incentive awards under the LTIP. The awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments on each grant date anniversary and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2011, 2012, and 2013. At the time of grant, the Cumulative EPS performance threshold was designed to be reasonably achievable with strong management performance. The Compensation Committee's objectives for the 2011 long-term incentive awards were to: (i) align the interests of our executives with the interests of our shareholders by focusing on objectives that result in share price appreciation through stock options and performance-based RSUs and (ii) provide an ownership stake and retention incentive through RSUs. In determining the NEOs' 2011 equity grants under the LTIP, the Compensation Committee considered the total compensation of each of the NEOs, including the mix of all the elements of each NEO's compensation. The Compensation Committee considered the following when assessing the award grants: 1) the valuation of equity currently held by the NEOs; 2) the valuation of the previous years' equity grants; 3) the analysis of competitive market survey data from the three market surveys discussed above under "Compensation Consultant,” and the peer group compensation data as discussed above under “Peer Group Information”; and 4) the review of current trends in the quantity and mix of equity awards included in long-term programs provided by peer group companies.
The Compensation Committee's objective when determining the allocation of the equity grant between stock option awards, time-based RSUs, and performance-based RSUs was to ensure an even weighting between the growth oriented option grants and the more shareholder risk aligned RSU grants. The performance criteria used to earn the grants was a three year cumulative EPS target, in which the NEOs would earn a target payout for achieving a 20% three year compounded annual growth rate of EPS over the 2010 EPS levels. Should the three year growth rate be 15%, the NEOs would earn 50% of the target grant of the performance-based RSUs, and should the three year growth rate meet or exceed 30%, the NEOs would earn 200% of the target grant of the performance-based RSUs.
In the event of a change of control, the 2011 stock options and time-based RSUs vest in full and the performance-based RSUs vest at target performance levels. The Compensation Committee determined that accelerated vesting of the 2011 long-term incentive awards was a necessary component of such awards in order to provide an increased incentive to key employees of the Company to make significant and extraordinary contributions to the long-term performance and growth of the Company. See “Potential Payments Upon Termination or Change of Control” for a description of the other termination provisions relating to the 2011 long-term incentive awards.
In 2011, performance-based RSUs granted in 2009 vested based on the Company's EPS performance over the 2009-2011 performance period. The cumulative EPS target over this period was $1.86 while the actual cumulative EPS was $3.35. The number of common shares issued in 2012 in settlement of these performance-based RSUs were 48,648, 19,552, 13,600 and 6,180, for Messrs. Thierer, Park, Romza and Berman, respectively. Mr. Saban did not have any performance-based RSUs that vested during 2011.
As of March 19, 2012, the limit of shares approved for issuance under the LTIP and the Company's prior stock option plan is 11,815,000 (representing 18.8% of the Company's common shares outstanding as of Record Date) of which 7,959,190 common shares have been issued (or 16.5 % of the Company's common shares outstanding as of Record Date), options in the amount of 1,106,209 remain outstanding (or 1.8% of the Company's common shares outstanding as of Record Date), RSUs in the amount of 1,294,276 remain outstanding (assuming issuance based on 1.79, representing 2.1% of the Company's common shares outstanding as of Record Date), leaving 1,455,326 ( or 2.3% of the Company's common shares outstanding as of Record Date) available for future grant of options or RSUs. There are no shares available for issuance under the Company's prior stock option plan. In addition, see Item 12 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for information relating to compensation plans under which our equity securities are authorized for issuance.
Employment Agreements and Post-Termination Compensation
The Company enters into employment agreements with executives to attract, retain and motivate superior employees for key positions. The terms of the employment agreements are based upon our analysis of competitive compensation practices and our ability to attract these individuals.
The Company has employment agreements with each of the NEOs . The employment agreements provide for a certain level of severance payments under various scenarios, including termination by the Company without cause, resignation by the NEO for good reason, and termination in connection with a change of control. In return, each executive agrees to certain provisions, including non-competition and non-solicitation of customers or employees for a specified period of time post-employment. The Company provides severance benefits under the employment agreement because many of the companies with which we compete for executive talent provide similar benefits and these benefits are therefore necessary for retention and recruitment purposes. The Company believes that these employment agreements serve to document a clear understanding between the Company and the NEO regarding the terms and conditions of the executive's employment with the Company, as well as the rights and obligations of each party if the employment relationship ends for any reason.
The employment agreements generally provide additional protection to the NEOs in the event of a change of control, including vesting of equity awards and additional severance benefits. In the case of Messrs. Romza, Saban, and Berman, the severance benefits following a change of control are payable only upon a so-called “double trigger.” This means that severance benefits are triggered within 12 months after the change of control only when the NEO is not offered or retained in his current or a comparable position with comparable compensation within that period. In the case of Messrs. Thierer and Park, the severance benefits following a change of control are payable if the NEO's employment is terminated for any reason by the Company or by the NEO within 12 months after a change of control. By providing such protection to the NEOs, the Company believes it will enable these executives to focus on their duties without distraction in the face of a possible or an actual change of control, and will ensure that our senior executives are motivated to negotiate the best merger or acquisition consideration for the Company's shareholders. Please see the “Employment Agreements” and “Potential Payments upon Termination or Change of Control” sections in this Proxy Circular and Proxy statement for a description and the amounts of the severance benefits to be paid following each NEO's termination of employment.
Please see the narrative following the “2011 Summary Compensation Table” for a description of the material terms of each NEO's existing employment agreement.
Retirement Plans
The Company provides a 401(k) plan to its employees, including the NEOs. The Company's NEOs participate on the same terms as all other eligible Company employees. Through December 31, 2011 the Company matched 100% of the first 1% of eligible earnings and 50% on the next 5% of eligible earnings. The Company does not maintain any defined benefit retirement plans.
The Company also provides a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected in the sole discretion of a committee appointed by the Board of Directors of the Company.
The Compensation Committee believes that the provision of the Deferred Compensation Plan is important as a retention and recruitment tool as many of the companies with which the Company competes for executive talent provide similar plans to their senior employees. Please see the “2011 Nonqualified Deferred Compensation” section of this Proxy Circular and Proxy Statement for further information regarding the Deferred Compensation Plan.
Perquisites
The Company provides NEOs with perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract, retain and motivate superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites provided to its NEOs.
For 2011, perquisites consisted of an automobile allowance ($11,000 in the case of Mr. Thierer and $6,000 in the case of the other NEOs) and supplemental life insurance policies.
Consideration of shareholder's vote
The Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's shareholders. In that respect, as part of its on-going review of the Company's executive compensation program, the Compensation

Committee considered the affirmative shareholder “say on pay” vote at the Company's prior annual meeting of shareholders and determined that the Company's executive compensation philosophy and objectives and compensation elements continued to be appropriate and did not make any changes to the Company's executive compensation program in response to such shareholder vote.
Deductibility of Executive Compensation
Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to each of the chief executive officer and the other three most highly compensated officers, other than the chief executive officer or the chief financial officer. However, “performance-based compensation” is exempt from the deduction limit if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exception under Section 162(m) to the extent practicable, while satisfying the Company's compensation policies and objectives. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company's key executives.

Compensation Paid to Our NEOs in 2011

The overall compensation package for each of the NEOs is designed to recognize that each NEO bears responsibility for increasing the value of shareholder investments. Moreover, the Compensation Committee believes that the Company's focus on equity based awards aligns the interests of the NEOs with the interests of shareholders.
Compensation of the Chairman and Chief Executive Officer
Base Salary. Mr. Thierer's base salary in 2011 was $725,000, an increase of 70.6% over his prior year base salary.
Annual Bonus. Mr. Thierer's bonus is based substantially on the Company's achievement of financial performance objectives (80%) and individual performance (20%). Mr. Thierer's target bonus is equal to 100% of his base pay, or $725,000. Mr. Thierer may earn up to 200% of his base pay, based on achievement of specified performance objectives, as determined by the Compensation Committee. Mr. Thierer received $1,450,000 as payout under the 2011 annual bonus plan as a result of achieving individual and financial threshold performance objectives, representing 200% of his base pay. Individual performance objectives include results of the annual employee survey, achievement of certain strategic objectives and client retention.
Equity Awards. Mr. Thierer was awarded 70,902 options, 15,244 time-based RSUs, and a target performance based RSU award of 20,244 RSUs with a maximum award opportunity equal to 40,488 RSUs (dependent on Company results) in 2011 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, 48,648 performance-based RSUs vested during 2011.
Compensation of the Chief Financial Officer
Base Salary. Mr. Park's base salary in 2011 was $450,000, an increase of 47.5% over his prior year base salary.
Annual Bonus. Mr. Park's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Park's target bonus is equal to 80% of his base pay, or $360,000. Mr. Park may earn up to 150% of his base pay, based on achievement of specified performance objectives, as determined by the Compensation Committee. Mr. Park received $675,000 as a payout under the 2011 annual bonus plan as a result of achieving individual and financial threshold performance objectives, representing 150% of his base pay. Individual performance objectives include results of the annual employee survey, achievement of certain strategic objectives and client retention.
Equity Awards. Mr. Park was awarded 29,542 options, 6,352 time-based RSUs, and a target performance-based RSU award of 8,352 RSUs with a maximum award opportunity equal to 16,704 performance-based RSUs (dependent on Company results) in 2011 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, 19,552 performance-based RSUs vested during 2011.
Compensation of Mr. Romza
Base Salary. Mr. Romza's base salary in 2011 was $300,000, an increase of 11.1% over his prior year base salary.
Annual Bonus. Mr. Romza's bonus is based substantially on the Company's achievement of financial performance objectives (80%) and individual performance (20%). Mr. Romza's target bonus is 65% of his base pay, or $195,000, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO's bonus payment was based on over-achieving the financial targets set for revenue and adjusted EBITDA of the Company. In addition, the individual component was awarded to Mr. Romza based on his achievement of individual measures, including customer retention and satisfaction, leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support the growth in operations. Mr. Romza received a payout under the 2011 annual bonus plan of $207,000 as a result of achieving individual and financial threshold performance objectives, representing 69% of his base pay.
Equity Awards. Mr. Romza was awarded 8,000 options, 3,000 time-based RSUs, and a target performance-based RSU award of 3,000 RSUs with a maximum award opportunity equal to 6,000 performance-based RSUs (dependent on Company results) in 2011 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, 19,600 performance-based RSUs vested during 2011.

Compensation of Mr. Saban
Base Salary. Mr. Saban's base salary in 2011 was $350,000, an increase of 16.7% over his prior year base salary.
Annual Bonus. Mr. Saban's bonus is based substantially on the Company's achievement of financial performance objectives (80%) and individual performance (20%). Mr. Saban's target bonus is 65% of his base pay, or $228,000, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. Mr. Saban received a payout under the 2011 annual bonus plan of $242,000 as a result of achieving individual and financial threshold performance objectives, representing 69% of his base pay.
Equity Awards. Mr. Saban was awarded 10,560 options, 4,000 time-based RSUs, and a target performance-based RSU award of 3,080 with a maximum award opportunity equal to 6,160 performance-based RSUs (dependent on Company results) in 2011 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders.
Compensation of Mr. Berman
Base Salary. Mr. Berman's base salary in 2011 was $260,000, an increase of 10.6% over his prior year base salary.
Annual Bonus. Mr. Berman's bonus is based substantially on the Company's achievement of financial performance objectives (80%) and individual performance (20%). Mr. Berman's target bonus is 50% of his base pay, or $130,000, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO's bonus payment was based on achieving the financial targets set for revenue and adjusted EBITDA of the Company. In addition, the individual component was awarded to Mr. Berman based on his achievement of individual measures, including leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support growth in operations. Mr. Berman received a payout under the 2011 annual bonus plan of $138,000 as a result of achieving individual and financial threshold performance objectives, representing 53% of his base pay.
Equity Awards. Mr. Berman was awarded 5,250 options, 1,750 time-based RSUs, and a target performance-based RSU award of 1,155 RSUs with a maximum award opportunity equal to 2,310 performance-based RSUs (dependent on Company results) in 2011 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, 6,180 performance-based RSUs vested during 2011.

Compensation Committee Report
The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Circular and Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Circular and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

COMPENSATION COMMITTEE
Steve Cosler, Chair
Peter Bensen*
Anthony Masso

* Mr. Bensen was appointed to our Board of Directors in December 2011.

2011 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the last three fiscal years ended December 31:

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total($)
Mark Thierer,	2011	$725,000	$—	$2,800,000	$1,520,000	$1,450,000	$21,000	$6,516,000
Chairman and Chief Executive Officer	2010	$425,000	$—	$1,956,000	$482,000	$850,000	$23,000	$3,736,000
	2009	$425,000	$—	$932,000	$533,000	$1,141,000	$20,000	$3,051,000

Jeffrey Park,	2011	$450,000	$—	$1,158,000	$633,000	$675,000	$16,000	$2,932,000
Chief Financial Officer and	2010	$305,000	$—	$799,000	$193,000	$458,000	$26,000	$1,781,000
Executive Vice President, Finance	2009	$305,000	$—	$375,000	$214,000	$614,000	$14,000	$1,522,000

John Romza,	2011	$300,000	$—	$452,000	$171,000	$207,000	$16,000	$1,146,000
Executive Vice President	2010	$270,000	$—	$307,000	$136,000	$200,000	$14,000	$927,000
Research and Innovation	2009	$270,000	$—	$261,000	$155,000	$395,000	$16,000	$1,097,000

Joel Saban,	2011	$350,000	$—	$510,000	$226,000	$242,000	$11,000	$1,339,000
Executive Vice President	2010	$166,000	$220,000	$1,170,000	$546,000	$20,000	$3,000	$2,125,000
Pharmacy Operations (4)

Clifford Berman,	2011	$260,000	$—	$204,000	$113,000	$138,000	$16,000	$731,000
Senior Vice President and	2010	$235,000	$—	$120,000	$57,000	$118,000	$14,000	$544,000
General Counsel (5)

(1)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation- Stock Compensation (“FASB ASC Topic 718”). The amounts reported in the column are calculated at the maximum level based upon the probable outcome on the grant date for the Company's performance-based RSU awards. The amounts reported for the performance-based RSUs granted in 2009 were disclosed in the previous year's summary compensation table at target levels; these amounts are now reported at maximum levels based on the probable outcome of the performance-based vesting conditions, determined as of the grant date. See Note 9 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report on Form 10-K”) for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 9 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)	Other compensation consists of the vehicle allowance, 401(k) match, and Company-paid life insurance premiums for each of the NEOs.

(4)	Mr. Saban joined the Company as its Executive Vice President, Pharmacy Operations, in June 2010. Accordingly, Mr. Saban was not a NEO in 2009.

(5)	Mr. Berman was not a NEO in 2009.

2011 Grants of Plan-Based Awards Table
The following table sets forth information concerning grants under the Company's Annual Bonus Plan and LTIP to the NEOs during the fiscal year ended December 31, 2011:

			Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark	Annual bonus plan	—	$363,000	$725,000	$1,450,000	—	—	—	—	—	—	—
Thierer	Stock options	3/9/2011	—	—	—	—	—	—	—	70,902	$50.23	$1,520,000
	Time-based restricted stock units	3/9/2011	—	—	—	—	—	—	15,244	—	—	$766,000
	Performance-based restricted stock units	3/9/2011	—	—	—	10,122	20,244	40,488	—	—	—	$2,034,000
Jeffrey	Annual bonus plan	—	$180,000	$360,000	$675,000	—	—	—	—	—	—	—
Park	Stock options	3/9/2011	—	—	—	—	—	—	—	29,542	$50.23	$633,000
	Time-based restricted stock units	3/9/2011	—	—	—	—	—	—	6,352	—	—	$319,000
	Performance-based restricted stock units	3/9/2011	—	—	—	4,176	8,352	16,704	—	—	—	$839,000
John	Annual bonus plan	—	$98,000	$195,000	—	—	—	—	—	—	—	$—
Romza	Stock options	3/9/2011	—	—	—	—	—	—		8,000	$50.23	$171,000
	Time-based restricted stock units	3/9/2011	—	—	—	—	—	—	3,000	—	—	$151,000
	Performance-based restricted stock units	3/9/2011	—	—	—	1,500	3,000	6,000	—	—	—	$301,000
Joel	Annual bonus plan	—	114,000	228,000	—	—	—	—	—	—	—	$—
Saban	Stock options	3/9/2011	—	—	—	—	—	—		10,560	$50.23	$226,000
	Time-based restricted stock units	3/9/2011	—	—	—	—	—	—	4,000	—	—	$201,000
	Performance-based restricted stock units	3/9/2011	—	—	—	1,540	3,080	6,160	—	—	—	$309,000
Clifford	Annual bonus plan	—	65,000	$130,000	—	—	—	—	—	—	—	$—
Berman	Stock options	3/9/2011	—	—	—	—	—	—		5,250	$50.23	$113,000
	Time-based restricted stock units	3/9/2011	—	—	—	—	—	—	1,750	—	—	$88,000
	Performance-based restricted stock units	3/9/2011	—	—	—	578	1,155	2,310	—	—	—	$116,000

(1)
The bonus amounts represent bonus opportunities under the Company's Annual Bonus Plan. The bonus opportunities are based on the Company's achievement of financial performance measures, as well as individual performance metrics in the case of the NEOs . The actual payouts for the bonus opportunities under the Company's Annual Bonus Plan are made in 2012 and are discussed in the “Compensation Paid to Our NEOs in 2011” section of this proxy circular and proxy statement.

(2)
The RSUs reported in this column were granted under the LTIP. The RSUs vest on December 31, 2013 if the Company meets or exceeds a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2011, 2012, and 2013.

(3)
The RSUs reported in this column were granted under the LTIP. The RSUs vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date.

(4)
The stock options reported in this column are nonqualified stock options granted under the LTIP. The options vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date. The options expire seven years from the grant date.

(5)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. These amounts reflect grant date fair value of the award and do not correspond to the actual value that will be recognized by the NEOs. The fair values for the performance-based restricted stock units are based on probable achievement of the performance conditions. See Note 9 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements
As of December 31, 2011, the Company had employment agreements with each of its NEOs. The following is a description of the terms of each NEO's employment agreement, which are relevant to an understanding of the 2011 Summary Compensation Table and 2011 Grants of Plan-Based Awards Table. Under the terms of each NEO's employment agreement, the NEOs are subject to certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company's trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company's employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company's customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment, with the 12 month period extended to 24 months in the case of Mr. Berman.
Employment Agreement with Mark Thierer, Chairman and Chief Executive Officer

On August 5, 2008, the Company entered into an employment agreement with Mark Thierer, its Chairman, Chief Executive Officer and a member of the Board of Directors (the “Thierer Employment Agreement”). The initial term of the Thierer Employment Agreement ended on June 29, 2011 and automatically renews for additional one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Thierer provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Thierer's employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Thierer Employment Agreement). The Thierer Employment Agreement provides that, during its term, Mr. Thierer will be slated as a nominee to the Company's Board of Directors as long as he remains Chief Executive Officer, provided that he will resign from the Board of Directors if he ceases to be Chief Executive Officer. The Thierer Employment Agreement provides for an incentive compensation bonus targeted at 100% of Mr. Thierer's annual base salary with a maximum bonus opportunity of 200% of his annual base salary, the specific percentage to be set annually by the Compensation Committee. The Thierer Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Thierer Employment Agreement, in the event the Thierer Employment Agreement terminates because of Mr. Thierer's Death or Total Disability (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination. If the Thierer Employment Agreement is terminated because Mr. Thierer resigns other than a Resignation for Good Reason (as defined in the Thierer Employment Agreement) or as a result of a Termination by the Company for Cause (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company's executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Thierer Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control) or by Mr. Thierer as a result of a Resignation for Good Reason, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment equal to two times his annual base salary, (iv) a lump sum payment equal to two times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Thierer Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Thierer (whether or not as a result of a Resignation for Good Reason) within 12 months following a change of control of the Company, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment equal to three times his annual base salary, (iv) a lump sum payment equal to three times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Thierer Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Thierer will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Thierer Employment Agreement as a result of Mr. Thierer's Resignation for Good Reason, Mr. Thierer's Death or Total Disability, a Termination by the Company without Cause or a termination due to a change of control, all unvested equity in the Company held by Mr. Thierer, including stock options and restricted stock units, will immediately vest.
Employment Agreement with Jeff Park, Executive Vice President and Chief Financial Officer
On August 5, 2008, the Company entered into an employment agreement with Jeff Park, its Chief Financial Officer and Executive Vice President, Finance (the “Park Employment Agreement”). The initial term of the Park Employment Agreement ended on June 29, 2011 and automatically renews for additional one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Park provides notice of intent not to renew at least 60 days prior to the expiration of the applicable renewal term. Any such notice provided by the Company that results in Mr. Park's employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Park Employment Agreement). The Park Employment Agreement provides that during its term Mr. Park will serve as Executive Vice President and Chief Financial Officer of the Company. The Park Employment Agreement provides an incentive compensation bonus targeted at 80% of Mr. Park's annual base salary with a maximum bonus opportunity of 150% of his annual base salary, the specific percentage to be set annually by the Compensation Committee. The Park Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Park Employment Agreement, in the event the Park Employment Agreement terminates because of Mr. Park's Death or Total Disability (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Park Employment Agreement was terminated prorated to the date of termination of employment. If the Park Employment Agreement is terminated as a result of Mr. Park's resignation or a Termination by the Company for Cause (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company's executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Park Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control), terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Park (whether or not as a result of a Resignation for Good Reason), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment equal to two times his annual base salary, (iv) a lump sum payment equal to two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Park Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Park will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon termination of the Park Employment Agreement as a result of Mr. Park's Death or Total Disability, a Termination by the Company without Cause or a termination due to a change of control, all unvested equity in the Company held by Mr. Park, including stock options and restricted stock units, will immediately vest.

Employment Agreement with John Romza, Chief Technology Officer and Executive Vice President, Research and Development

On November 6, 2008, the Company entered into an employment agreement with John Romza, its Executive Vice President, Research and Development and Chief Technology Officer (the “Romza Employment Agreement”). The initial term of the Romza Employment Agreement ended on June 30, 2010 and automatically renews for one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Romza provides notice of intent not to renew at least 60 days prior to the expiration of the applicable renewal term. Any such notice provided by the Company that results in Mr. Romza's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Romza Employment Agreement). The Romza Employment Agreement provides that during its term Mr. Romza will serve as Executive Vice President, Research and Development and Chief Technology Officer of the Company. The Romza Employment Agreement provides for an incentive compensation bonus targeted at 65% of Mr. Romza's annual base salary (the specific percentage to be set annually by the Compensation Committee ). The Romza Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Romza Employment Agreement, in the event the Romza Employment Agreement terminates because of Mr. Romza's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Romza Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Romza Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

Employment Agreement with Joel Saban, Executive Vice President, Pharmacy Operations

On June 22, 2010, the Company entered into an employment agreement with Joel Saban (the “Saban Employment Agreement”). The initial term of the Saban Employment Agreement ended on December 31, 2010 and automatically renews for one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Saban provides notice of intent not to renew at least 60 days prior to the expiration of the applicable renewal term. Any such notice provided by the Company that results in Mr. Saban's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Saban Employment Agreement). The Saban Employment Agreement provides that during its term Mr. Saban will serve as Executive Vice President, Pharmacy Operations. The Saban Employment Agreement provides for an incentive compensation bonus targeted at 65% of Mr. Saban's annual base salary (the specific percentage to be set annually by the Compensation Committee). The Saban Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Saban Employment Agreement, in the event the Saban Employment Agreement terminates because of Mr. Saban's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Saban Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Saban Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

Employment Agreement with Clifford Berman, Senior Vice President, General Counsel, and Corporate Secretary

On February 16, 2008, the Company entered into an employment agreement with Clifford Berman (the “Berman Employment Agreement”). The initial term of the Berman Employment Agreement ended on December 31, 2008 with and automatically renews for one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Berman provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Berman's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Berman Employment Agreement). The Berman Employment Agreement provides that during its term Mr. Berman will serve as Senior Vice President, General Counsel, and Corporate Secretary of SXC Health Solutions Corp. The Berman Employment Agreement provides for an incentive compensation bonus targeted at 50% of Mr. Berman's annual base salary (the specific percentage to be set annually by the Board of Directors). The Berman Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.
Under the Berman Employment Agreement, in the event the Berman Employment Agreement terminates because of Mr. Berman's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Berman Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Berman Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance lump-sum payment equal to one and one-half times his then-current annual base salary plus one times his incentive compensation bonus target at the time of termination.
Awards
In March 2011, the Compensation Committee granted the NEOs long-term incentive awards under the LTIP. The 2011 long-term incentive awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments annually on each grant date anniversary (unless earlier vested as described below) and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2011, 2012 and 2013 (unless earlier vested as described below). The vesting of the performance-based RSUs for performance in between “minimum” and “target” and “target” and “maximum” shall be determined linearly. During the restriction period, dividend equivalents equal to the dividends payable, if any, on the same number of common shares will accrue on the time-based RSUs and performance-based RSUs. The dividends payable, if any, will be paid out in cash on the vesting date.
The stock option award agreements provide that, except as otherwise provided for in an employment agreement with the NEO, the unvested stock option shall terminate upon the NEO ceasing to be an employee of the Company. In the case of a change of control, the stock option award agreement provides that the stock option agreement shall immediately become fully exercisable. As described above, Messrs. Thierer's and Park's employment agreements also provide that upon termination of employment as a result of Termination by the Company Without Cause, Death or Total Disability, a Termination Arising Out of a Change of Control or, in the case of Mr. Thierer, a Resignation for Good Reason, all unvested stock options will immediately vest in full.
The time-based RSU agreements provide that, except as otherwise provided for in an employment agreement, the award shall become fully vested if the NEO's employment terminates by reason of permanent disability or death. If the NEOs employment terminates for any reason other than permanent disability or death, then the portion of the award that is not vested as of the date of termination shall be forfeited and cancelled immediately unless otherwise provided for in the NEO's employment agreement. In the event of a change of control, the time-based award shall fully vest.
The performance-based RSU agreements provide that, except as otherwise provided for in an employment agreement, if the NEO's employment terminates prior to the end of the performance period by reason of Termination Without Cause or Termination Due to Permanent Disability or Death, the award shall vest based on actual performance calculated to the date of termination of employment. If the NEO's employment terminates for any reason other than Termination Without Cause or Termination Due to Permanent Disability or Death, then the portion of the award that is not vested as of the date of termination shall be forfeited and canceled immediately unless otherwise provided for in the NEO's employment agreement. In the event of a change of control, the awards shall vest based on “target” achievement level.

2011 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information on the current holdings of stock options, time-based RSUs, and performance-based RSUs by the NEOs at December 31, 2011:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (17)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark	—	7,500	$5.68	3/10/2013 (5)	43,578	(12)	$2,461,000	83,608	$4,722,000
Thierer	67,500	67,500	$7.18	8/11/2013 (6)
	—	49,904	$12.77	6/4/2016 (8)
	9,350	28,050	$30.25	3/10/2017(9)
	—	70,902	$50.23	3/9/2018 (11)
Total	76,850	223,856			43,578		$2,461,000	83,608	$4,722,000
Jeffrey	20,000	—	$11.79	5/16/2012	17,840	(13)	$1,008,000	34,304	$1,937,000
Park	—	12,000	$5.68	3/10/2013 (5)
	12,500	12,500	$7.18	8/11/2013 (6)
	20,056	20,056	$12.77	6/4/2016 (8)
	3,740	11,220	$30.25	3/10/2017(9)
	—	29,542	$50.23	3/9/2018 (11)
Total	56,296	85,318			17,840		$1,008,000	34,304	$1,937,000
John	22,500	—	$3.23	(2)	9,400	(14)	$531,000	12,160	$687,000
Romza	33,332	—	$7.03	(3)
	27,000	9,000	$5.68	3/10/2013 (5)
	40,000	—	$11.79	5/16/2012
	20,000	—	$9.06	9/5/2012
	15,000	5,000	$8.00	9/16/2013 (7)
	14,500	14,500	$12.77	6/4/2016 (8)
	2,640	7,920	$30.25	3/10/2017 (9)
	—	8,000	$50.23	3/9/2018 (11)
Total	174,972	44,420			9,400		$531,000	12,160	$687,000
Joel Saban	8,400	25,200	$39.82	9/07/2017 (10)	11,350	(15)	$641,000	25,760	$1,455,000
	—	10,560	$50.23	3/9/2018 (11)
Total	8,400	35,760			11,350		$641,000	25,760	$1,455,000
Cliff	—	12,500	$5.23	3/17/2013 (4)	4,286	(16)	$242,000	4,950	$280,000
Berman	6,342	6,340	$12.77	6/4/2016 (8)
	1,100	3,300	$30.25	3/10/2017 (9)
	—	5,250	$50.23	3/9/2018 (11)
Total	7,442	27,390			4,286		$242,000	4,950	$280,000

(1)
The SXC Health Solutions Corp. Amended and Restated Stock Option Plan allowed for grants to be made in both Canadian and U.S. dollars. Prior to May, 2007 stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars. For this table, all exercise prices for grants prior to May 2007 were converted to U.S. dollars using an exchange rate as of December 31, 2011 of 1.0212.

(2)
This option was granted on March 4, 2005 and, pursuant to the terms of the option grant, this option vested in one fourth increments on each grant date anniversary in 2006, 2007, 2008, and 2009. Each vested increment expires five years from the vesting date.

(3)
This option was granted on March 8, 2006 and, pursuant to the terms of the option grant, this option vested in one fourth increments on each grant date anniversary in 2007, 2008, 2009, and 2010. Each vested increment expires five years from the vesting date.

(4)	This option was granted on March 17, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(5)	This option was granted on March 10, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(6)	This option was granted on August 11, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(7)	This option was granted on September 16, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(8)	This option was granted on June 4, 2009 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(9)	This option was granted on March 10, 2010 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(10)	This option was granted on September 7, 2010 and, pursuant to the terms of option grant, will vest in one-fourth increments on each grant date anniversary.

(11)	This option was granted on March 9, 2011 and, pursuant to the terms of option grant, will vest in one-fourth increments on each grant date anniversary.

(12)
This amount consists of 12,164 RSUs,16,170 RSUs and 15,244 RSUs granted on June 4, 2009, March 10, 2010 and March 9, 2011, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Thierer is still employed by the Company on the vesting date.

(13)
This amount consists of 4,888 RSUs, 6,600 RSUs and 6,352 RSUs granted on June 4, 2009, March 10, 2010 and March 9, 2011, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Park is still employed by the Company on the vesting date.

(14)
This amount consists of 3,400 RSUs, 3,000 RSUs and 3,000 RSUs granted on June 4, 2009, March 10, 2010 and March 9, 2011, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Romza is still employed by the Company on the vesting date.

(15)
This amount consists of 7,350 RSUs and 4,000 RSUs granted on September 7, 2010 and March 9, 2011, respectively, that vest in one-fourth increments on each grant date anniversary; provided that Mr. Saban is still employed by the Company on the vesting date.

(16)
This amount consists of 1,546 RSUs, 990 RSUs and 1,750 RSUs granted on June 4, 2009, March 10, 2010 and March 9, 2011, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Berman is still employed by the Company on the vesting date.

(17)
The amounts reported in this column assume the associated performance targets will be met at the maximum achievement level of performance-based RSUs granted on March 10, 2010 and March 9, 2011, and in the case of Mr. Saban, September 7, 2010 and March 9, 2011. The awards granted in 2010 and 2011 are scheduled to vest on December 31, 2012 and December 31, 2013, respectively. The 2010 and 2011 grants at maximum levels were as follows: Mr. Thierer 2010 - 43,120, 2011 - 40,488; Mr. Park 2010 - 17,600, 2011 - 16,704; Mr. Romza 2010 - 6,160, 2011 - 6,000; Mr. Saban 2010 - 19,600, 2011 - 6,160; and Mr. Berman 2010 - 2,640, 2011 - 2,310.

2011 Option Exercises

The following table sets forth the stock options exercised and vesting of RSUs for each NEO during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Mark Thierer	187,302	$8,736,000	60,118	$3,373,000
Jeffrey Park	61,000	$3,246,000	24,196	$1,357,000
John Romza	55,836	$2,911,000	16,300	$917,000
Joel Saban	—	$—	2,450	$130,000
Clifford Berman	12,500	$584,000	7,282	$411,000

(1) These stock awards represent time-based RSUs and performance-based RSUs that vested on December 31, 2011, but were issued in 2012. The value realized was calculated using the Company's year end closing market price of $56.48 per share. The number of performance-based RSUs which vested on December 31, 2011 were 48,648, 19,552, 13,600 and 6,180, for Messrs. Thierer, Park, Romza and Berman respectively. Mr. Saban did not have any performance-based RSUs that vested during 2011.

2011 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings(Loss) in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Mark Thierer	258,000	—	(19,000)	—	328,000
Jeffrey Park	—	—	—	—	—
John Romza	93,000	—	—	—	235,000
Joel Saban	—	—	—	—	—
Clifford Berman	—	—	—	—	—

(1)	These amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the “Summary Compensation Table.”

(2)	Of the aggregate balance at last fiscal year end $89,000, and $142,000 was reported in prior years' proxy statements for Mr. Thierer and Mr. Romza respectively.

Effective as of January 1, 2009, the Company established a deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected by the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.
Eligible employees who elect to participate in the Deferred Compensation Plan may defer up to 100% of annual base salary and up to 100% of incentive compensation and other compensation, fees and retainers. Participants in the Deferred Compensation Plan may make an investment preference election with the Plan Committee to express their investment category preferences in which their deferrals will be invested. A variety of investment options are available in an array of asset classes, offering the opportunity for diversification. The investment crediting choices are mutual funds available through variable insurance products. Plan participant's earnings are based on the gains and losses from the participant's selected funds. The Company does not match any contributions made by the plan participants, nor does it provide additional earnings on the contributions made.
Each plan year's deferral balance may have a separate distribution schedule determined by the Deferred Compensation Plan participant. Distributions are taxable as ordinary income when received. Deferred Compensation Plan participants may elect to receive a plan year deferral balance at a specified future date while employed (scheduled in-service withdrawal) and/or at termination, as defined in the Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control

The estimated payments to each NEO triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change of control of the Company with and without a termination of employment on December 31, 2011, which was the Company's last business day of the year, are set forth in the table below.

Summary of Potential Payments upon Termination (Fiscal Year 2011)

Name	Termination Scenario	Equity Awards($)(1)	Severance Pay ($)	Other ($)(5)		Total ($)
Mark Thierer (2)	Termination for Cause	—	—	—		—
	Death or Total Disability	$11,917,000	—	—		$11,917,000
	Termination without Cause	$11,917,000	2,900,000	35,000		$14,852,000
	Resignation for Good Reason	$11,917,000	2,900,000	35,000		$14,852,000
	Termination following Change of Control	$11,891,000	4,350,000	6,441,000	(6)	$22,682,000
Jeffrey Park (3)	Termination for Cause	—	—	—		—
	Death or Total Disability	$4,567,000	—	—		$4,567,000
	Termination without Cause	$4,567,000	1,620,000	35,000		$6,222,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$4,558,000	1,620,000	2,108,000	(6)	$8,286,000
John Romza (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$876,000	—	—		$876,000
	Termination without Cause	$345,000	300,000	—		$645,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$2,415,000	796,000	—		$3,211,000
Joel Saban (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$1,495,000	—	—		$1,495,000
	Termination without Cause	$854,000	350,000	—		$1,204,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$1,854,000	928,000	—		$2,782,000
Clifford Berman (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$385,000	—	—		$385,000
	Termination without Cause	$143,000	260,000	—		$403,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$1,419,000	520,000	—		$1,939,000

(1)
Amounts in these columns reflect the equity values to be received upon a termination or a change of control calculated in accordance with the NEO's employment agreement or the equity award agreement, as applicable. In the case of RSU grants, the equity value was determined by multiplying the closing price of $56.48 per share on December 31, 2011 by the number of unvested RSUs that would vest upon a change of control or following termination. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $56.48 per share on December 31, 2011 and (ii) the number of unvested option shares that would vest following termination or upon a change of control.

(2)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Thierer's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Resignation for Good Reason	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(3)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Park's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(4)	The calculation with respect to unvested equity awards reflects the following additional assumptions under the NEO's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Forfeit.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Forfeit.	Forfeit.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(5)
Pursuant to the agreements, the Company will make payment of COBRA insurance continuation benefits on behalf of Messrs. Thierer and Park, their spouses and dependents for 18 months following termination totaling an estimated $35,000 for each executive.

(6)
Except as provided in footnote (5), these payments represent gross-up payments for the excise tax incurred under Section 4999 of the Internal Revenue Code of 1986, as amended. These amounts are provided for in the employment agreements with the executives and were calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code. The tax gross-up calculations assume a blended effective tax rate of approximately 37% and a 20% excise tax incurred on excess parachute payments. These amounts are estimates and subject to change.

Under the employment agreements, a change of control is generally defined to include (i) the acquisitions by someone other than the Company of more than 50% of the voting power of the outstanding common shares, (ii) the approval of a merger, consolidation, recapitalization, reorganization, reverse stock split or consummation of any other corporate transaction requiring shareholder approval other than a transaction that would result in at least 75% of the total voting power continuing to be held by at least 75% of the Company's shareholders prior to such corporate transaction, or (iii) shareholder approval of a complete liquidation of the Company or an agreement for the sale of all or a substantial portion of the assets of the Company. Under Messrs. Thierer's and Park's employment agreements, a Termination Arising Out of a Change of Control is generally defined as the resignation of the executive, termination by the Company for cause, or a termination by the Company without cause within 12 months of a change of control. Under the employment agreements for Messrs. Romza, Saban and Berman a Termination Arising Out of a Change of Control generally occurs if the executive is not offered or retained in his current or a comparable position.
Under the equity award agreements, a change of control is generally defined to include (i) the acquisition by a person or entity of 50% of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions; (ii) an unapproved change in a majority of the Board members; (iii) certain corporate restructurings, including certain mergers or consolidations; and (iv) the consummation of a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, subject to certain exceptions.
Under Mr. Thierer's employment agreement, a resignation for good reason is generally defined as a voluntary termination within 90 days after the Company's breach of the employment agreement, the executive is assigned duties that are inconsistent with his position or significantly diminish his responsibilities, the relocation of the executive or the material diminution of executive's annual base compensation.
Please see the narrative following the Summary Compensation Table and Grants of Plan-Based Awards Table above for a description of the terms of employment agreements the Company has entered into with each NEO as well as the material terms of the 2011 long-term incentive awards.

Compensation of Directors
Under the Company's director compensation program each non-management director receives an annual retainer of $50,000, the Lead Independent Director receives a fee of $75,000, the Chairman of the Audit Committee receives a fee of $20,000, the Chairman of the Compensation Committee receives a fee of $15,000 and each committee member receives a fee of $5,000 for each committee in which the director serves. Directors will also be reimbursed for travel expenses incurred in connection with their respective attendances. In 2011, each non-management director received an annual time-based RSU grant, which vests in half increments annually on each grant date anniversary. Directors who are also members of management do not receive director's fees.

The following table sets forth the compensation paid to the directors of the Company during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash	Option Awards		Stock Awards (4)		Total Compensation
Peter J. Bensen (1)	$—	$—		$—		$—
Terrence C. Burke (2)	$60,000	$138,000	(5)	$424,000	(5)	$484,000
Steven D. Cosler	$145,000	$—		$132,000		$277,000
William J. Davis	$60,000	$—		$132,000		$192,000
Anthony R. Masso	$60,000	$—		$132,000		$192,000
Philip R. Reddon(3)	$75,000	$—		$132,000		$207,000
Curtis J. Thorne	$60,000	$—		$132,000		$192,000

(1)	Mr. Bensen was appointed to the Board of Directors on December 14, 2011.

(2)	Mr. Burke retired from the Board of Directors on December 14, 2011.

(3)
Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds which beneficially owns common shares of the Company. Due to this relationship, Mr. Reddon passes any fees or equity awards received from the Company directly to Covington Capital Corporation.

(4)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts.

(5)
In connection with Mr. Burke's retirement, the Company modified the vesting terms of Mr. Burke's outstanding option and RSU award agreements to accelerate the vesting of his unvested awards upon retirement. The Company made this modification in recognition of Mr. Burke's long tenure with the Company and excellent service Mr. Burke brought to the Company. The amount reported for Mr. Burke includes the incremental fair value, calculated in accordance with FASB ASC Topic 718, associated with the modification of Mr. Burke's unvested awards.

The aggregate number of equity awards outstanding as of December 31, 2011 for each of the directors noted above are as follows:

Name	Aggregate Option Awards Outstanding (#)	Aggregate RSU Awards Outstanding (#)
Peter J. Bensen	—	—
Terrence C. Burke	—	—
Steven D. Cosler	15,000	7,675
William J. Davis	25,000	7,675
Anthony R. Masso	25,000	7,675
Philip R. Reddon	10,000	7,675
Curtis J. Thorne	16,000	7,675

2. Advisory Vote to Approve Named Executive Officer Compensation

The Company asks that you indicate your approval of the compensation of our NEOs as disclosed in this Proxy Circular and Proxy Statement under the heading “Executive Compensation.” The Company is providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on executive compensation is a non-binding vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Circular and Proxy Statement. The advisory vote on executive compensation is not a vote on the Company's general compensation policies or the compensation of the Company's Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.
At the Company's 2011 annual and special meeting of shareholders, the Company's shareholders approved, on an advisory basis, the compensation of the Company's named executive officers and approved, on an advisory basis, the holding of an advisory vote every year on compensation of the Company's named executive officers. After considering the shareholder voting results, the Compensation Committee recommended and the Board of Directors of the Company approved that the Company hold an annual shareholder advisory vote on the compensation of our NEOs until the next required advisory vote on the frequency of the shareholder vote on executive compensation.
Therefore, the Board of Directors is asking you to approve the compensation of our NEOs as disclosed under the heading “Compensation Discussion and Analysis,” the compensation tables and any related material contained in this Proxy Circular and Proxy Statement through the following resolution:
“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed in the Compensation

Discussion and Analysis, the compensation tables and any related narrative contained in this Proxy Circular and Proxy Statement.”
Because your vote on executive compensation is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As disclosed under the heading "Compensation Discussion and Analysis", the Company designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

•	Motivate executives to achieve business objectives in order to maximize shareholder value over the long-term;

•	Attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and

•	Provide incentives and reward each executive for his or her contributions to the Company
Consistent with these goals and also as disclosed in the Compensation Discussion and Analysis, the Board has developed and approved the following executive compensation philosophy to provide a framework for the Company's executive compensation program:

•
Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare services and healthcare information technology markets;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation based on meeting or exceeding pre-determined Company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company's shareholders, as measured by increases in the value of the Company's shares; and

•
Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors taking into consideration, metrics such as, but not limited to, sales growth, margins and EPS growth.

Vote Required and Board Recommendation

If a quorum is present, in order to approve the non-binding advisory vote on executive compensation, a majority of the shares present in person or by proxy at the Meeting and entitled to vote on such proposal must vote in favor of it.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY CIRCULAR AND PROXY STATEMENT UNDER THE HEADING “EXECUTIVE COMPENSATION.”

3. Appointment of Independent Registered Public Accountants

KPMG LLP (“KPMG”) has been the Company's independent registered public accountant since June 23, 2008. At the Meeting, holders of the common shares will be requested to re-appoint KPMG as the independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and to authorize the Board to fix KPMG's remuneration and terms of engagement. We expect that representatives of KPMG will attend the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
In addition to retaining KPMG to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by KPMG LLP for their services to us in 2011 and 2010:

Fee Type	2011	2010
Audit Fees (1)	$1,009,000	$1,150,000
Audit Related Fees (2)	43,000	38,000
Tax Fees	—	—
All other fees	—	—
Total	$1,052,000	$1,188,000

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's annual consolidated financial statements and the effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of professional services with respect to acquisitions and other attestation-related matters.
The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of KPMG.
The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit and review services to be performed by KPMG for 2012. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

The Board of Directors and the Audit Committee recommend a vote “FOR” the appointment of KPMG as independent registered public accountants of the Company until the next annual meeting of shareholders or until a successor is appointed. In the absence of a contrary instruction, the persons designated in the enclosed form of proxy intend to vote FOR the appointment of KPMG as independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter that is attached as Appendix B hereto.
In the course of fulfilling its responsibilities during fiscal year 2011, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2011;

•
discussed with representatives of the independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communications with the Audit Committee concerning independence; and

•	discussed with the independent registered public accountant its independence from the Company and management.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE
Philip R. Reddon, Chair
William J. Davis
Curtis J. Thorne
4. Other Matters
The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares they represent in accordance with their judgment on such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and beneficial owners of more than 10% of our common shares to file reports of ownership and changes of ownership of our common shares with the SEC. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, the Company believes that, during 2011, our directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) reporting requirements, except that, one Form 4 report for each of Messrs. Berman and Cosler were filed late in March 2011(relating to exercise of options and sale of shares pursuant to a Rule 10b5-1 trading plan) and October 2011 (relating to vesting of options), respectively.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Overview

The Company's Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Through the Corporate Governance Committee, the Board of Directors reviews, evaluates and modifies its governance program. The Board of Directors is satisfied that the Company's governance plan is consistent with legal and stock exchange requirements.
It is the policy of the Company that all disclosures made by the Company to its security holders and to the public generally should be accurate and complete in all material respects, should fairly present the Company's financial condition and the results and current status of its operations, and should be made on a timely basis as required by applicable law and stock exchange requirements.
Board of Directors
Independence
From January 1, 2011 until December 14, 2011, the members of our Board of Directors were Mark A. Thierer, Steven Cosler, Terrence C. Burke, William J. Davis, Philip R. Reddon, Curtis Thorne and Anthony Masso. Mr. Burke retired from the Board of Directors on December 14, 2011, and on that same date, Peter J. Bensen was appointed to the Board of Directors to hold office until the next annual meeting of shareholders.

The current members of our Board of Directors are Mark A. Thierer, Steven Cosler, Peter J. Bensen, William J. Davis, Philip R. Reddon, Curtis Thorne and Anthony Masso. The Board of Directors considered all relevant facts and circumstances in assessing director independence and affirmatively determined that a majority of its members are independent, namely Peter J. Bensen, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon and Curtis J. Thorne are each independent as defined in the listing standards of the Nasdaq Stock Market and in the National Instrument 52-110, Audit Committees (“NI 52-110”). Terrence C. Burke, during his service as a member of our Board of Directors during 2011, was also independent as defined in such listing standards. Mark Thierer, as an officer of the Company, is not considered to be an independent director.
There were no transactions, relationships or arrangements with respect to any independent director that required review by the Board for purposes of determining director independence, other than the Company's commercial agreement with Allscripts involving annual payments to Allscripts of less than 1% of Allscripts' annual revenue. Mr. Davis is currently the chief financial officer of Allscripts. The Board reviewed the commercial agreement and determined that the agreement did not affect Mr. Davis' status as an independent director of the Company.
During 2011, the Board of Directors and its Committees met as necessary in the absence of the CEO and other members of management. Since the beginning of the fiscal year ended December 31, 2011, the independent directors of the Board held 9 such meetings. The Audit Committee also holds in camera sessions with only the external auditors present.
From December 31, 2008, through March 8, 2011, Mr. Burke served as the non-executive Chairman of the Board of Directors, and effective March 9, 2011, Mr. Thierer, a non-independent director, was appointed Chairman of the Board of Directors. The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business. Effective March 9, 2011, Mr. Cosler was appointed as Lead Independent Director due to Mr. Thierer's appointment as Chairman of the Board of Directors, which resulted in Mr. Thierer holding the joint role of Chairman and Chief Executive Officer. In appointing Mr. Thierer as Chairman of the Board, the independent directors have concluded that the most effective leadership structure for the Company at the present time is for Mr. Thierer to serve as both Chief Executive Officer and as Chairman of the Board. The Board made this determination in light of Mr. Thierer’s service to the Company and varied experiences within the Company’s industry, which allow him to bring to the Board a broad and uniquely well-informed perspective on the Company’s business, as well as substantial insight into the trends and opportunities that can affect the Company’s future. The Lead Independent Director is responsible for providing leadership to the Board when circumstances arise in which the joint role of the Chairman and Chief Executive Officer may have been, or may have been perceived to be, in conflict and chairing those Board sessions that were attended only by independent directors. The Company believes Mr. Thierer holding the joint role of Chairman and Chief Executive Officer is an appropriate structure as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans, and given the appointment of Mr. Cosler as the Lead Independent Director, as well as the high majority of the Board being comprised of independent directors. Additionally, the Board believes that having a Lead Independent Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.
The Board regularly devotes time during its meetings to review and discuss the significant risks facing the Company and management's process for identifying, prioritizing and responding to those risks. The Audit Committee assists the Board in discharging its duties with respect to risk assessment and risk management. In connection with the Audit Committee's review of all critical accounting policies and practices with the Company's external auditor and management, the Audit Committee reviews the impact on the Company of significant risks and uncertainties. In addition, pursuant to the Audit Committee Mandate, the Audit Committee must work with management to ensure that management has designed an effective system of internal controls and disclosure controls and procedures, which is a necessary component of the Company's risk management system. Finally, the Audit Committee is also responsible for the oversight of the Company's compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces.

Meeting Attendance
During the fiscal year ended December 31, 2011, the Board of Directors held 9 meetings. All directors attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which they served, held during the period for which they were directors or committee members, respectively. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Mr. Thierer attended our 2011 Annual Meeting of Shareholders.
The following chart shows the attendance record of each director at such Board meetings:

Board Meeting Date	P. Bensen(1)	T. Burke(2)	S. Cosler	W. Davis	A. Masso	P. Reddon	M. Thierer	C. Thorne
1/10/2011		X	X	X	X	X	X	X
2/9/2011		X	X	X	X	X	X	X
3/9/2011		X	X	X	X	X	X	X
6/1/2011		X	X	X	X	X	X	X
7/25/2011		X	X	X	X	X	X	X
9/7/2011		X	X	X	X	X	X	X
10/17/2011		X	X	X	X	X	X	X
11/12/2011		X	X	X	X	X	X	X
12/14/2011		X	X	X	X	X	X	X
X-Attended the meeting
(1) Mr. Bensen was appointed to the Board of Directors on December 14, 2011

(2) Mr. Burke retired from the Board of Directors on December 14, 2011
Board of Directors' Written Mandate
The Board of Directors is responsible to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board of Directors has adopted a written mandate to formalize their oversight responsibilities, a copy of which is attached to this Proxy Circular and Proxy Statement as Appendix A. The Board of Directors' mandate is fulfilled, either directly or indirectly, through the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. The Board of Directors also, from time to time, appoints ad-hoc committees to report to the Board of Directors on specific matters as they arise. In fulfilling its mandate, the Board of Directors, directly or through one of its committees, is responsible for the following:

•	the adoption of a strategic planning process for the Company, which includes the annual review of a business plan and budget presented by senior management;

•
the identification of the principal risks of the Company's business and ensuring the implementation of appropriate systems and management of these risks by undertaking thorough quarterly reviews of operations, sales, marketing and Audit Committee reports from management and by the Audit Committee reviewing the activities and findings of the Company's external auditors to identify the principal risks to the Company's business;

•	succession planning for the Company including the appointment, training and monitoring of senior management;

•	ensuring an appropriate communications policy for the Company is implemented; and

•	the integrity of the Company's internal control and management information systems.
Position Descriptions
Pursuant to the Board's written mandate, the Board is responsible for developing position descriptions for the Chairman of the Board, the Lead Independent Director, if any, and the Chairman of each Board committee. The following are descriptions of such positions:
Chairman of the Board
The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business.
Lead Independent Director
The Lead Independent Director's responsibilities are to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board's agenda will enable it to successfully carry out its duties. In particular, the Lead Independent Director will provide leadership to the Board due to the same person holding the joint role of the Chairman and Chief Executive Officer and circumstances arise in which such joint role may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.
Chairman of the Audit Committee
The Chairman of the Audit Committee is responsible for overseeing the performance by the Audit Committee of its duties, for assessing the effectiveness of the Audit Committee and individual Audit Committee members and for reporting periodically to the Board.
Chairman of the Nominating Committee
The Chairman of the Nominating Committee is responsible for overseeing the performance by the Nominating Committee of its duties, for assessing the effectiveness of the Nominating Committee and individual Nominating Committee members and for reporting periodically to the Board.
Chairman of the Corporate Governance Committee
The Chairman of the Corporate Governance Committee is responsible for overseeing the performance by the Corporate Governance Committee of its duties, for assessing the effectiveness of the Corporate Governance Committee and individual Corporate Governance Committee members and for reporting periodically to the Board.
Chairman of the Compensation Committee
The Chairman of the Compensation Committee is responsible for overseeing the performance by the Compensation Committee of its duties, for assessing the effectiveness of the Compensation Committee and individual Compensation Committee members and for reporting periodically to the Board.
CEO Mandate
The Board of Directors has developed a written position description for the CEO. The CEO is specifically charged with the responsibility for managing the strategic and operational agenda of the Company and for the execution of the directives and policies of the Board of Directors. The roles and responsibilities of the CEO include, among other things:

(a)	developing, together with the Board of Directors, the Company's strategic direction and monitoring same;

(b)	directing the overall business operations of the Company;

(c)	ensuring that the Board of Directors is kept appropriately informed of the overall business operations of the Company and major issues facing the Company;

(d)	having ultimate accountability for the development and execution of the strategy and policies of the Company and their communication to the Company's key internal and external shareholders;

(e)
having responsibility for the day to day operations of the Company, including the annual planning process, capital management, financial management, acquisitions, divestitures, etc., all of which must be accomplished within the strategic framework of the Company established by the Board of Directors;

(f)	having the responsibility for the employment, compensation, job descriptions, performance assessment, leadership development and succession planning of human resources;

(g)	representing the Company to its major shareholders, including investment and financial communities, governments, customers and the public;

(h)	bringing the following material decisions to the Board of Directors for their review and approval:

(1)	disposition of assets or cancellation of debt other than in the ordinary and normal course of business;

(2)	acquisition or initiation of a new business or undertaking or the assumption of any commitment, obligation or liability other than in the ordinary and normal course of business;

(3)	issuance or sale of securities of the Company or rights, options or warrants to acquire securities of the Company;

(4)	redemption or repurchase of securities of the Company;

(5)	declaration or payment of a dividend or other distribution in respect of any securities of the Company;

(6)	any transaction, contract, agreement, undertaking or arrangement with a person with whom the Company does not act at arm's length; and

(i)	presenting to the Board of Directors any material business issues resulting from communications with shareholders.
Director Orientation and Continuing Education
New directors are provided with customized presentations, investor packages, product literature and director insurance information. The information and presentations are tailored for each director depending on their familiarity with the operations of the Company and the industry generally.
At each quarterly Board meeting, senior management provides the directors with an Audit Committee package and an in-depth presentation detailing the Company's most recent and historical financial results. In addition, the Company holds meetings for the Board of Directors at different company locations to maintain the Board's familiarity with the Company's operations. The Company has no formal policy of providing professional development courses to Board members; however, the Company does engage consultants on an as-needed basis to make presentations to the Board on matters relevant to the Company.
Ethical Business Conduct
The directors of the Company have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees of the Company. A copy of the Code of Business Conduct and Ethics can be obtained on our website at www.sxc.com or from the Corporate Compliance Officer at 2441 Warrenville Road, Suite 610, Lisle, IL 60532. The directors are responsible for monitoring compliance with the Code. To facilitate this, the Code encourages all Company personnel to promptly report any problems or concerns and any actual or potential violations of the Code. Concerns or complaints can be reported on an anonymous basis in writing to the Ethics and Compliance Hotline, and concerns and complaints can also be reported to the Corporate Compliance Officer.
The Board expects its directors, officers and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Code. Any material issues regarding compliance with the Code are brought forward by the Corporate Compliance Officer at either the Board or appropriate Board committee meetings, The Board and/or appropriate committee determine what remedial steps, if any, are required. A waiver of the Code will be granted only in exceptional circumstances and only by the directors if it involves a director or executive officer and the Board or the President and CEO if it involves any other corporate representative. No waiver has ever been granted under the Code.
Each director of the Company must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest.
The Corporation has adopted a Disclosure Policy, an Insider Trading Policy and a Whistleblower Policy (collectively, the “Policies”). A copy of the Policies can be obtained from the Corporate Compliance Officer at 2441 Warrenville Road, Suite 610, Lisle, IL 60532. The directors of the Company encourage and promote an overall culture of ethical business conduct by promoting compliance with applicable laws, rules and regulations, providing guidance to employees, directors and officers to help them recognize and deal with ethical issues, promoting a culture of open communication, honesty and accountability and ensuring awareness of disciplinary action for violations of ethical conduct.

Audit Committee
The Company has a separately designated Audit Committee that assists the Board of Directors in its oversight of our compliance with all applicable laws and regulations related to financial reporting, which includes oversight of the quality and integrity of our financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of our independent registered public accounting firms, including the services and scope of their audit. The Audit Committee meets at least quarterly with our management and independent public accountants to, among other things, review the results of the annual audit and quarterly reviews, discuss the financial statements, assess management performance and procedures in connection with financial controls and receive and consider comments as to internal controls.
The Audit Committee meets at least quarterly and additional meetings are held as deemed necessary by the Committee Chair. The Audit Committee met 4 times in 2011. The Audit Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. The Audit Committee's written charter is attached as Appendix B hereto.
The Audit Committee is currently composed of Mr. Reddon (Committee Chairman), Mr. Davis and Mr. Thorne. The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200, SEC Rule 10A-3(b) (1) (ii), and NI-52-110, and are financially literate.
In addition, as required by the rules of the SEC and the NASDAQ, our Board of Directors has determined that Mr. Reddon, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Shareholders should understand that the designation is an SEC disclosure requirement relating to Mr. Reddon's experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.
Refer to the “Election of Directors” narrative for further information on the Audit Committee members' educational background and experience that is relevant to their performance of responsibilities as an audit committee member. Refer to "Report of the Audit Committee" with respect to the Audit Committee's charter.
Nominating Committee
The Board of Directors has delegated to the Nominating Committee the responsibility to identify and recommend qualified individuals to become new members of the Board. In fulfilling this responsibility, the Nominating Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee will bring to the Board. While the Nominating Committee believes that a diversity of perspectives is an important consideration when evaluating new candidates, the Nominating Committee has focused on specific healthcare and related industry experiences when evaluating new candidates for the Board given the Company's status as a relatively new public company. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and less formally by the Nominating Committee as it evaluates and identifies director candidates.
In addition to the responsibilities set out above, the mandate of the Nominating Committee includes the assessment of the competencies and skill of each existing director and to determine the appropriate size of the Board with a view to effective decision making.
The Nominating Committee meets as deemed necessary by the Committee Chairman. The Nominating Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required.
From January 1, 2011 until December 14, 2011, the Nominating Committee was composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. On December 14, 2011, Mr. Bensen replaced Mr. Burke as a member of the Nominating Committee. The Nominating Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Bensen and Mr. Masso. Each member of the Nominating Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. Mr. Burke, during his service as a member of the Nominating Committee during 2011, was also independent as defined in such listing standards. Because all of the members of the Nominating Committee are independent and the Nominating Committee functions in accordance with a detailed mandate, the Board of Directors of the Company believes it has encouraged an objective nomination process. The Nominating Committee met twice in 2011.
Nomination of New Directors
In identifying potential director nominees, the Nominating Committee considers Board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential Board vacancies. The Nominating Committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The Nominating Committee also considers Board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company's Board may submit such person's name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Corporate Secretary for consideration by the Nominating Committee. The Nominating Committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make Board candidate submissions by December 31 in each year, prior to the holding of the next shareholders' meeting.

Prior to recommending a new director candidate for election or appointment, the Chairman and certain members of the Nominating Committee meet with the candidate to discuss the candidate's interest and ability to devote the time and commitment required to serve on the Board of Directors. The Nominating Committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.
Compensation Committee
The overall purpose of the Compensation Committee is to develop, monitor and assess the Company's approach to the compensation of its directors, senior officers and employees. Among other things, the Compensation Committee manages on behalf of the Board of Directors and is responsible for: (i) reviewing the compensation practices and policies of the Company to ensure they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value; (ii) oversight of the administration of the Company's compensation programs, including equity-based compensation programs, and making recommendations to the Board regarding their adoption, amendment or termination; (iii) annually reviewing the annual base salary and bonus targets for senior executives of the Company other than the CEO; and (iv) reviewing annual corporate goals and objectives for the CEO and evaluating the CEO's performance and based on this evaluation, annually reviewing the CEO's annual base salary, bonus and any equity grants or other awards.
The Compensation Committee has authorized the CEO to grant and allocate equity awards in two circumstances. The first relates to the annual equity award allocation to employees. This allocation is submitted to the Compensation Committee for consideration and comment and specifically lists recipients and a proposed allocation. The second circumstance is that the CEO is authorized to grant equity awards to newly hired employees provided that:

(1)
the number of equity awards granted to new employees is reasonably consistent with past practice in terms of the number granted to an employee in the position and with the responsibility of the new employee; and

(2)	such authority does not extend to new employees who are senior officers that directly report to the CEO or CFO of the Company.
The Chief Executive Officer in consultation with the Chief Financial Officer and Human Resources will consider the position, requirements, seniority, employment, and market conditions when deciding the equity awards to be recommended to be granted to new employees.
From January 1, 2011 until December 14, 2011, the Compensation Committee was composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. On December 14, 2011, Mr. Bensen replaced Mr. Burke as a member of the Compensation Committee. The Compensation Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Bensen and Mr. Masso. Each member of the Compensation Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. Mr. Burke, during his service as a member of the Compensation Committee during 2011, was also independent as defined in such listing standards.
The Compensation Committee is responsible for reviewing the adequacy and format of compensation to directors in light of the responsibilities and risks associated with directorship.
The Compensation Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chairman. The Compensation Committee met once in 2011. The Compensation Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required.
Corporate Governance Committee
The key responsibilities of the Corporate Governance Committee are to develop and monitor the Company's overall approach to corporate governance issues and, subject to approval by the full Board the Directors, to implement and administer a system of corporate governance which reflects superior standards of corporate governance practices and to continue to develop the Company's approach to corporate governance issues. In addition, the Corporate Governance Committee is to undertake an annual review of corporate governance issues and practices as they affect the Company and make a set of recommendations to the directors during each calendar year.
The Corporate Governance Committee is currently composed of Mr. Davis (Committee Chairman), Mr. Reddon and Mr. Thorne. Each member of the Corporate Governance Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. The Corporate Governance Committee met once in 2011.
Assessments
The Corporate Governance Committee (in conjunction with the Chairman of the Board) annually reviews and assesses the effectiveness of the Board as a whole, the membership of the Board committees, the mandates and activities of each committee and the contribution of individual directors and will make such recommendations to the Board arising out of such review as it deems appropriate. The Corporate Governance Committee conducts its Board effectiveness assessment in advance of a Board meeting and reviews the results with the Board at the Board meeting. The Corporate Governance Committee conducts its review of the mandates in advance of a Board meeting and presents the results and any suggested revisions for consideration by the Board at the Board meeting.
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
None of the directors, executive officers or senior officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or any of its subsidiaries or was indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's most recently completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee who served on the Compensation Committee in 2011 (Messrs. Bensen, Burke, Cosler and Masso) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC's rules regarding certain relationships and related party transactions. Mr. Thierer, Chairman and Chief Executive Officer, and Mr. Park, Executive Vice President and Chief Financial Officer, participate in all discussions regarding salaries and incentive compensation for all executive officers of the Company, except during discussions regarding their own salary and incentive compensation. Messrs. Thierer and Park may make suggestions or recommendations during these discussions, however all deliberations and determinations regarding the compensation of executive officers of the Company are made solely by the Compensation Committee and/or the Board of Directors. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company's Board of Directors.
RELATED PARTY TRANSACTIONS
The Company or one of its subsidiaries may occasionally enter into transactions with certain “related parties.” Related parties include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these parties. We refer to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as “related party transactions.” Each related party transaction must be approved or ratified in accordance with the Company's written Related Party Transactions Policy by the Audit Committee of the Board of Directors. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to the related party;

•	the nature of the interest of the related party in the transaction;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.
Neither the Company nor any of its subsidiaries has been involved in any related party transactions since January 1, 2011, and no related party transactions are currently proposed.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
No informed person of the Company, no proposed nominee for election as a director of the Company, and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than as disclosed herein. An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or executive officer of the Company at any time since the beginning of 2011, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Proxy Circular and Proxy Statement.
OTHER MATTERS WHICH MAY COME BEFORE THE MEETING
The Company knows of no matters to come before the meeting of shareholders other than as set forth in the Notice of Meeting. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN BY THE COMPANY SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.
ADDITIONAL INFORMATION
Additional information relating to the Company is available on the Company's website at www.sxc.com, or by accessing the Company's profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the fiscal year ended December 31, 2011 are available on SEDAR and EDGAR. Financial information with respect to the Company is provided in the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the most recently completed financial year.
The Company undertakes to provide you with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the fiscal year ended December 31, 2011 without charge upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232. The Annual Report on Form 10-K sent to any such requesting shareholder will be accompanied by a list briefly describing the exhibits to such Annual Report filed by the Company with the SEC. These exhibits can be viewed on the SEC's website (www.sec.gov) or, upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232, the Company will provide you with copies of such exhibits for a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).
COMMUNICATING WITH THE BOARD
Interested parties, including shareholders and other security holders, may communicate directly with the Board of Directors, non-management directors, the Chairman of the Board or any other individual directors by writing care of the Corporate Secretary, at 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee, if not already addressed to him or her.
APPROVAL
The contents and the sending of this Proxy Circular and Proxy Statement have been approved by the Board of Directors.

DATED as of April 2, 2012 (except as otherwise noted).

BY ORDER OF THE BOARD
/s/ Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX A

SXC HEALTH SOLUTIONS CORP.
MANDATE OF THE BOARD OF DIRECTORS

Introduction
The term “Company” or “SXC” herein shall refer to SXC Health Solutions Corp. and the term “Board” shall refer to the Board of Directors of the Company. The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.
Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.
Duties of Directors
The Board discharges its responsibility for overseeing the management of the Company's business by delegating to the Company's senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board's primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company's strategic objectives, principal duties include, but are not limited to the following categories:
Appointment of Management
1.The Board has the responsibility for approving the appointment of the Chief Executive Officer (“CEO”) and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company.

2.The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3.The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.
Board Organization
4.The Board will respond to recommendations received from the Nominating and Corporate Governance Committees and the Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairman of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.
5.The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.
Strategic Planning
6.The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.
7.The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.
8.The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.
Monitoring of Financial Performance and Other Financial Reporting Matters
9.The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.
10.The Board is responsible for:

a.
adopting processes for monitoring the Company's progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

b.	taking action when Company performance falls short of its goals or other special circumstances warrant.
11.The Board shall be responsible for approving the audited financial statements, interim financial statements and the notes and Management's Discussion and Analysis accompanying such financial statements.
12.The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company's governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.
Risk Management
13.The Board has responsibility for the identification of the principal risks of the Company's business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company's shareholders.
14.The Board is responsible for the Company's internal control and management information systems.
Policies and Procedures
15.The Board is responsible for:

a.
developing the Company's approach to corporate governance, including developing a set of corporate governance guidelines for the Company and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

b.
Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

16.The Board enforces its policy respecting confidential treatment of the Company's proprietary information and Board deliberations.
17.The Board is responsible for monitoring compliance with the Company's Code of Business Conduct and Ethics.
Communications and Reporting
18.The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy and Continuous Disclosure Documents Guidelines to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.
19.The Board is responsible for:

a.	overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

b.	overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

c.	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

d.	overseeing the Company's implementation of systems which accommodate feedback from stakeholders.
Position Descriptions
20.The Board is responsible for:

a.	developing position descriptions for the Chairman of the Board, the chair of each Board committee and the CEO (which will include delineating management's responsibilities);

b.	approving the corporate goals and objectives that the CEO is responsible for meeting; and

c.
developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education
21.The Board is responsible for:

a.
ensuring that all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company's business; and

b.
providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure that their knowledge and understanding of the Company's business remains current.

Nomination of Directors
22.In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

a.	considering what competencies and skills the Board, as a whole, should possess;

b.	assessing what competencies and skills each existing director possesses; and

c.	considering the appropriate size of the Board, with a view to facilitating effective decision making.
In carrying out each of these responsibilities, the Board will consider the advice and input of the Nominating Committee.
23.Director nominees shall be selected by a majority of the independent directors.
Board Evaluation
24. The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.
Annual Review
25. The Corporate Governance Committee shall review and reassess the adequacy of this Mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure that this Mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company's annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.
Chairman of the Board
26. The Chairman of the Board shall be responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business.
Executive Sessions of the Independent Directors
27. The directors who are independent as defined by both Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ Marketplace Rules shall meet regularly in an executive session for such purposes as they deem appropriate. The Chairman of the Governance Committee presides at such meetings.

APPENDIX B
SXC HEALTH SOLUTIONS CORP.
AUDIT COMMITTEE
Terms of Reference and Mandate

1. General

The Board of Directors (the “Board”) of SXC Health Solutions Corp. (the “Corporation”) has delegated the responsibilities, authorities and duties described below to the audit committee (the “Audit Committee”). For the purpose of these terms of reference, the term “Corporation” shall include the Corporation and its subsidiaries.

The Audit Committee shall be directly responsible for overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation, and the Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered external auditor employed by the Corporation (including resolution of disagreements between management of the Corporation and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In so doing, the Audit Committee will comply with all applicable. Canadian and United States securities laws, rules and guidelines, any applicable stock exchange requirements or guidelines and any other applicable regulatory rules.

2. Members

The Audit Committee shall be composed of a minimum of three members. Members of the Audit Committee shall be appointed by the Board. Each member shall serve until such member’s successor is appointed, unless that member resigns or is removed by the Board or otherwise ceases to be a director of the Corporation. The Board shall fill any vacancy if the membership of the Committee is less than three directors. The Chair of the Committee may be designated by the Board or, if it does not do so, the members of the Committee may elect a Chair by vote of a majority of the full Committee membership. The Chair shall not have a second, or casting, vote. The Chair of the Committee shall be responsible for overseeing the performance by the Committee of its duties, for assessing the effectiveness of the Committee and individual Committee members and for reporting periodically to the Board.

All members of the Audit Committee must satisfy the independence, financial literacy and experience requirements of applicable Canadian and United States securities laws, rules and guidelines, any applicable stock exchange requirements or guidelines and any other applicable regulatory rules. In particular each member shall (i) be “independent” within the meaning of Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ
Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) be “financially literate” within the meaning of Multilateral Instrument 52-110 Audit Committees; (iv) not have participated in the preparation of the financial statements of the Corporation at any time during the past three years; and (v) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, such member of the Audit Committee to be known as the Corporation’s “Audit Committee Financial Expert.”

3. Meetings

The Audit Committee shall meet at least quarterly at such times and at such locations as the Chair of the Audit Committee shall determine, provided that meetings shall be scheduled so as to permit the timely review of the Corporation’s quarterly and annual financial statements and related management discussion and analysis. Notice of every meeting shall be given to the external auditor, who shall, at the expense of the Corporation, be entitled to attend and to be heard thereat. The external auditor or any member of the Audit Committee may also request a meeting of the Audit Committee.

Meetings of the Committee shall be validly constituted if a majority of the members of the Committee is present in person or by telephone conference. The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Committee members. In addition, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. Notice of all meetings of the Committee shall be given, and waiver thereof determined, pursuant to and in accordance with the Amended and Restated Bylaws of the Corporation.

The Chair of the Audit Committee shall hold in camera sessions of the Audit Committee, without management present, at every meeting.

The external auditor and management employees of the Corporation shall, when required by the Audit Committee, attend any meeting of the Audit Committee.

The Audit Committee shall submit the minutes of all meetings to the Board, and when requested to, shall discuss the matters discussed at each Audit Committee meeting with the Board.

4. Committee Charter

The Committee shall have a written charter that sets out its mandate and responsibilities and the Committee shall review and assess the adequacy of such charter and the effectiveness of the Committee at least annually or otherwise, as it deems appropriate, and propose recommended changes to the Board for its approval. Unless and until replaced or amended, this mandate constitutes that charter.

5. Duties of the Audit Committee

(a) General

The overall duties of the Committee shall be to:

i.	assist the Board in the discharge of its duties relating to the Corporation’s accounting policies and practices, reporting practices and internal controls;

ii.	establish and maintain a direct line of communication with the Corporation’s external auditor and assess their performance;

iii.
oversee the work of the external auditor, which shall be responsible to report directly to the Audit Committee, including resolution of disagreements between management and the external auditor regarding financial reporting;

iv.	oversee that management has designed, implemented and is maintaining an effective system of internal controls and disclosure controls and procedures;

v.	monitor the credibility and objectivity of the Corporation’s financial reports;

vi.	report regularly to the Board on the fulfillment of the Audit Committee’s duties;

vii.	produce an Audit Committee report for inclusion in the Corporation’s proxy circular and proxy statement that complies with the rules and regulations of the Securities and Exchange Commission;

viii.	assist, with the assistance of the Corporation’s legal counsel, the Board in the discharge of its duties relating to the Corporation’s compliance with legal and regulatory requirements; and

ix.	assist the Board in the discharge of its duties relating to risk assessment and risk management.

(b) External Auditor

The duties of the Audit Committee as they relate to the external auditor shall be to:

i.
be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the external auditor (subject, if applicable to shareholder ratification), which external auditor shall be an independent public accountant that is registered as a public accounting firm with the Public Company Accounting Oversight Board, as provided for in Section 102 of the U.S. Sarbanes-Oxley Act of 2002;

ii.
review, where there is to be a change of external auditor, all issues related to the change, including the information to be included in the notice of change of auditor called for under National Instrument 51-102 Continuous Disclosure Obligations or any successor legislation (“NI 51-102”), and the planned steps for an orderly transition;

iii.	review all reportable events, including disagreements, unresolved issues and consultations, as defined in NI 51-102, on a routine basis, whether or not there is to be a change of external auditor;

iv.	ensure the rotation of partners on the audit engagement team of the external auditor in accordance with applicable law, including Section 10A(j) of the Exchange Act;

v.	review the performance, including the fee, scope and timing of the audit and other related services and any non-audit services provided by the external auditor;

vi.
review and pre-approve, in advance, the engagement letters of the external auditor, both for audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the external auditor, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit; by approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved;

vii.
establish policies and procedures for the engagement of the external auditor to provide permitted non-audit services, which may include approval in advance by a subcommittee or member or members of the Audit Committee of all permitted non-audit services to be performed by the external auditor, provided that decisions of such subcommittee or member or members to grant pre-approvals shall be presented to the Audit Committee at its next scheduled meeting;

viii.
review the nature of and fees for any non-audit services performed for the Corporation by the external auditor and consider whether the nature and extent of such services could detract from the external auditor’s independence in carrying out the audit function;

ix.
obtain and review, at least annually, a report by the external auditor delineating any relationships between the auditor and the Corporation and any other relationships that may adversely affect the independence of the auditor consistent with Independence Standards Board Standard 1; and

x.
actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the full Board take, appropriate action to oversee the independence of the external auditor.

(c) Audits and Financial Reporting

The duties of the Audit Committee as they relate to audits and financial reporting shall be to:

i.	review the audit plan with the external auditor and management;

ii.
review with the external auditor and management all critical accounting policies and practices of the Corporation, including any proposed changes in accounting policies, the presentation of the impact of significant risks and uncertainties, all material alternative accounting treatments that the external auditor has discussed with management, other material written communications between the external auditor and management, and key estimates and judgments of management that may in any such case be material to financial reporting;

iii.
Review with the external auditor any audit problems or difficulties, any material differences or disputes with management encountered during the course of the audit, along with the resolution of such differences or disputes, any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and all matters required to be discussed with the Committee by the independent auditor pursuant to Statement on Auditing Standards No. 61;

iv.	review the contents of the audit report;

v.	review with the external auditor and management significant financial reporting issues discussed during the fiscal period and the method of resolution;

vi.	review the scope and quality of the audit work performed;

vii.	review the adequacy of the Corporation’s financial and auditing personnel;

viii.
review the co-operation received by the external auditor from the Corporation’s personnel during the audit, any problems encountered by the external auditor and any restrictions on the external auditor’s work;

ix.
review the evaluation of internal controls by the persons performing the internal audit function and the external auditor, together with management’s response to the recommendations, including subsequent follow-up of any identified weaknesses;

x.	review the appointments of the chief financial officer, persons performing the internal audit function and any key financial executives involved in the financial reporting process;

xi.
review with management and the external auditor and recommend for inclusion in the Corporation’s Annual Report on Form 10-K the Corporation’s annual audited financial statements in conjunction with the report of the external auditor thereon, and obtain an explanation from management of all significant variances between comparative reporting periods before release to the public;

xii.
review with management and the external auditor and recommend for inclusion in the Corporation’s Quarterly Reports on Form 10-Q the Corporation’s interim unaudited financial statements, and obtain an explanation from management of all significant variances between comparative reporting periods before release to the public; and

xiii.	review the terms of reference for an internal auditor or internal audit function.

(d) Accounting and Disclosure Policies

The duties of the Audit Committee as they relate to accounting and disclosure policies and practices shall be to:

i.
review the effect of regulatory and accounting initiatives and changes to accounting principles of the Canadian Institute of Chartered Accountants or, if it should cease to exist, the entity which is the successor thereto, and any other applicable regulatory agency or body, which would have a significant impact on the Corporation’s financial reporting as reported to the Audit Committee by management and the external auditor;

ii.	review the appropriateness of the accounting policies used in the preparation of the Corporation’s financial statements and consider recommendations for any material change to such policies;

iii.	review the status of material contingent liabilities as reported to the Audit Committee by management;

iv.	review the status of income tax returns and potentially significant tax problems as reported to the Audit Committee by management;

v.	review any errors or omissions in the current or prior years’ financial statements; and

vi.
discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, it being understood that such discussions may, in the discretion of the Audit Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Audit Committee need not discuss in advance each earnings release or each instance in which the Corporation gives earnings guidance.

(e) Other

The other duties of the Audit Committee shall include:

i.	reviewing any inquiries, investigations or audits of a financial nature by governmental, regulatory or taxing authorities;

ii.	reviewing annual operating and capital budgets;

iii.	reviewing and reporting to the Board on difficulties and problems with regulatory agencies which are likely to have a significant financial impact;

iv.
establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

v.
reviewing the Corporation’s related persons transaction policy and, as necessary, all related party transactions for potential conflict of interest situations on an ongoing basis and being responsible for approving all such transactions;

vi.	inquiring of management and the external auditor as to any activities that may be or may appear to be illegal or unethical; and

vii.	any other questions or matters referred to it by the Board.

6. Authority to engage independent counsel and advisors

The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties, to set and pay the compensation for any advisors employed by the Audit Committee, and to communicate directly with the internal and external auditors.

The Corporation shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of (a) compensation to the external auditors employed by the Corporation for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation; (b) compensation to any advisers employed by the Audit Committee; and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out the Audit Committee’s duties.

SXC HEALTH SOLUTIONS CORP.
Annual and Special Meeting of Shareholders
to be held on May 16, 2012 4:30 PM EDT
This proxy is solicited on behalf of the Board of Directors

The persons named in this instrument of proxy are directors or officers of SXC Health Solutions Corp. (the "Company"). A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the 2012 Annual and Special Meeting of Company shareholders (the "Meeting") other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and mail the completed instrument of proxy to the tabulating agent of the company, being Broadridge Financial Solutions, Inc., no later than 5:30 p.m. U.S. Eastern Daylight Savings Time the day prior to the Meeting. This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the election of all director nominees specified below, FOR the approval of the resolution to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in this Proxy Circular and Proxy Statement, and FOR the appointment of KPMG LLP, as auditors of the Company and the authorization of the directors of the Company to fix their remuneration and terms of engagement.

Appointment of Proxyholder
I/We, being Holder(s) of common shares of the Company hereby appoint : Mark A. Thierer, or failing him, Steven D. Cosler	OR	Print the name of the person you are appointing if this person is someone other than the management nominees listed herein as my/our proxyholder with full power of substitution and to vote in accordance with the following direction including upon any ballot duly called thereat (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Meeting to be held at the St. Andrew's Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario M5H 1J9 on Wednesday, May 16, 2012 at 4:30 p.m. EDT, including upon any ballot duly called thereat and at any adjournment thereof, in the same manner, to the same extent and with same powers as if the undersigned were present at the Meeting, and without limiting the general authorization given, the persons above-named are specifically directed:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SXC Health Solution Corp.
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Director Nominees	☐	☐	☐
01 Mark A. Thierer 02 Steven D. Cosler 03 Peter J. Bensen 04 William J. Davis 05 Philip R. Reddon 06 Curtis J Thorne 07 Anthony Masso

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2. Advisory vote to approve named executive officer compensation, as disclosed in the proxy circular and proxy statement.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Withhold
3. To appoint KPMG LLP as auditors of the Company and to authorize the board of directors to fix the auditor's remuneration and terms of engagement.						☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Exercise Your Right to Vote
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 16, 2012

Meeting Information

Meeting Type: Annual and Special Meeting
For holders as of: March 19, 2012
Date: May 16, 2012
Time: 4:30 PM EDT
Location: St. Andrews Club & Conference Centre
150 King Street West, Toronto, 27th Floor
ON M5H 1J9
Canada

You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report on Form 10-K 2. Notice and Proxy Circular and Proxy Statement 3. Proxy Card
How to View Online:
Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 2, 2012 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

01 Mark A. Thierer 02 Steven D. Cosler 03 Peter J. Bensen 04 William J. Davis 05 Philip R. Reddon 06 Curtis J Thorne 07 Anthony Masso

The Board of Directors recommends you vote FOR the following proposal:
2. Advisory vote to approve named executive officer compensation, as disclosed in this proxy circular and proxy statement.

The Board of Directors recommends you vote FOR the following proposal:
3. To appoint KPMG LLP, as auditors and to authorize the directors to fix the auditor's remuneration and terms of engagement.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.